Exhibit 6.16

____

DISCLOSURE SUMMARY

1. AS A BUYER (PURCHASER) OF PROPERTY IN THIS COMMUNITY, UPON CONVEYANCE AND RECORDING OF THE DEED TO THE PROPERTY YOU WILL BE OBLIGATED TO BE A MEMBER OF THE FOLLOWING HOMEOWNERS' ASSOCIATION(S) AND/OR CLUB: (i) N/A ("**ASSOCIATION**") (ii) N/A ("**NEIGHBORHOOD ASSOCIATION**"), (iii) N/A ("**OTHER ASSOCIATION**"), AND N/A ("**CLUB**").

2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE ST. CLAIR PLACE-COTTAGES COMMUNITY ("**COMMUNITY**"), N/A NEIGHBORHOOD ("**NEIGHBORHOOD**") AND N/A OTHER PROPERTY ("**OTHER PROPERTY**"). IN ADDITION, THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE CLUB COVENANTS ("**CLUB PLAN**") REQUIRING MEMBERSHIP IN THE N/A CLUB .

3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION: ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF ASSOCIATION ASSESSMENTS IS $0 PER N/A. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

4. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE NEIGHBORHOOD ASSOCIATION: NEIGHBORHOOD ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF NEIGHBORHOOD ASSOCIATION ASSESSMENTS IS $0 PER N/A. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE NEIGHBORHOOD ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

5. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE OTHER ASSOCIATION: OTHER ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF OTHER ASSOCIATION ASSESSMENTS IS $0 PER N/A. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE OTHER ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

6. YOU WILL BE OBLIGATED TO PAY CLUB DUES TO THE CLUB OWNER IN CONNECTION WITH A MANDATORY CLUB MEMBERSHIP IN THE CLUB. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. CLUB DUES MAY BE SUBJECT TO PERIODIC CHANGE. YOU MAY ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE CLUB OWNER. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE.

7. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, SPECIAL DISTRICT, OR COMMUNITY DEVELOPMENT DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

8. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY THE ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OTHER ASSOCIATION AND/OR CLUB COULD RESULT IN A LIEN ON YOUR PROPERTY.

9. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE NEIGHBORHOOD ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE OTHER ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. YOU MAY BE OBLIGATED TO PAY CLUB DUES IN CONNECTION WITH A MANDATORY CLUB MEMBERSHIP IN THE CLUB. IF APPLICABLE, THE CURRENT AMOUNT OF CLUB DUES IS $0 PER N/A.

10. THE DEVELOPER [SELLER] MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS OF THE MASTER ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OR OTHER ASSOCIATION, AS APPLICABLE, WITHOUT THE APPROVAL OF THE MASTER ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OTHER ASSOCIATION OR THE PROPERTY OWNERS. IN ADDITION, IF THE CLUB IS STILL UNDER THE CONTROL OF THE DEVELOPER [SELLER], THE DEVELOPER[SELLER] MAY HAVE THE RIGHT TO AMEND THE CLUB PLAN WITHOUT THE APPROVAL OF THE CLUB MEMBERS.

13. THIS DISCLOSURE SUMMARY MAY BE EXECUTED IN COUNTERPARTS, A COMPLETE SET OF WHICH SHALL FORM A SINGLE DISCLOSURE SUMMARY.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
Date ______________________

Buyer -
Date ______________________

Buyer -
Date ______________________

SELLER:

____
a ______________________

DocuSigned by:
By Teairra Harris
0C4794439E3B437...

Title: Authorized Representative Teairra Harris

Date Signed by Seller: 5/23/2024

,

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "**Agreement**") is made and entered into as of the twenty-third day of May, 2024 by and between ("**Seller**"), and Buyer(s) named below ("**Buyer**"):

BUYER(S): 1. Arrived Holdings, Inc And or Assigns 2. 3. 4. No Buyer Name Changes Will Be Permitted Unless Seller and Buyer Validly Execute an Amendment to Change Party.	Check Applicable: Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐
Buyer Address: 1 West Mountain Street Suite 109	

City: Fayetteville	State / Country: AR / US	Zip: 72701
By providing your telephone and your email address, you hereby consent to receiving telephonic and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.		
Home Telephone: **Business Telephone:** **Cellular Telephone:** (703) 887-6608	**E-mail Address:** acquisitions@arrived.com	

1. **Purchase and Sale**. Buyer agrees to buy and Seller agrees to grant, sell and convey to Buyer (on the terms and conditions set forth below) Model Charle II constructed or to be constructed on the following described property:

Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat, in Madison County (the "**County**"), Alabama.

The residence and improvements (the "**Home**") constructed or to be constructed on the above described property (the "**Homesite**"), and all appurtenances thereto are collectively referred to in this Agreement as the "**Property.**" The Property is located within the community known as St. Clair Place-Cottages (the "**Community**").

2. **Purchase Price and Payments**. The total purchase price ("**Total Purchase Price**") for the Home, exclusive of any Closing Costs as described in Rider B and the Purchase Price and Payment Addendum, is **$332,490.00**. Buyer (and not a third party) has made an earnest money deposit upon the signing of this Agreement (the "**Initial Deposit**") of **$5,000.00** to Seller. Buyer shall make further payments to Seller, including but not limited to any "**Additional Deposit**" or "**Advanced Payment**" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "**Deposit**" shall include the Initial Deposit, Additional Deposit and Advanced Payment. If Buyer has not already paid the Initial Deposit at the time Seller signs this Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of the Effective Date.

4. **Legally Binding Agreement**. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. NO WARRANTIES OR REPRESENTATIONS, OTHER THAN THOSE SPECIFIED IN THIS AGREEMENT, ARE EXPRESSED OR IMPLIED. ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF SELLER. FOR CORRECT WARRANTIES AND REPRESENTATIONS, REFERENCE SHOULD BE MADE TO THIS AGREEMENT, INCLUDING THE RIDERS AND ADDENDA ATTACHED HERETO, AND THE "**DOCUMENTS**" (AS SUCH TERM IS DEFINED IN RIDER B) PROVIDED TO BUYER, IF ANY.

5. **Financing**.

X **CASH TRANSACTION**. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to

officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer provides Lender's written disapproval of loan within the Mortgage Period (and Buyer has not cancelled or withdrawn his/her loan application), Seller shall refund the Deposit to Buyer. If Buyer fails to provide Seller within the Mortgage Period with (i) a copy of the written Commitment reasonably satisfactory to Seller, or (ii) Lender's written disapproval of Buyer for such loan, Buyer shall be in default and Seller shall be entitled to retain the Deposit as liquidated damages for taking the Property off of the market and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. If this Agreement provides for a VA guaranteed or FHA insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if Buyer desires to apply for a loan, as indicated above:

5.1. Prequalification. Buyer may have obtained a "prequalification" from Lennar Mortgage, LLC for the purpose of determining Buyer's ability to purchase the Property. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT BUYER IS NOT OBLIGATED TO USE LENNAR MORTGAGE, LLC TO OBTAIN FINANCING TO PURCHASE THE PROPERTY.

5.2. Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE PROPERTY IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Property. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

5.3. Commitment. The Commitment shall expressly state that the issuance of a certificate of occupancy and the appraiser's final inspection shall be funding conditions, **only**, and shall not be an impediment to the disbursement of loan documents for Closing. Seller may reject any Commitment(s) that fail to provide this condition. In the event that the Commitment is rejected by Seller, then Seller may terminate this Agreement by written notice and a refund to Buyer any paid Deposit. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan Commitment and the mortgage loan Commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan Commitment not being satisfied for any reason, this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Property without mortgage financing. Once Buyer selects a Lender and obtains a Commitment acceptable to Seller, Buyer may change to another Lender at Buyer's discretion up to thirty (30) days prior to Closing provided Buyer notifies Seller in writing of such change and provides another Commitment (if there is a change in Lender) to Seller not later than thirty (30) days before the Closing. Buyer agrees that it will make no changes to its mortgage financing arrangement, including change of Lender, within the last thirty (30) days before Closing.

5.4. Appraisal. If the Lender's appraiser appraises the value of the Property for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing; or (ii) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "**Additional Cash to Close Funds**"). Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

5.5. Sale of Other Residence. Notwithstanding any condition in the loan Commitment to the contrary, and unless Seller agrees otherwise in writing, Buyer represents and warrants that this Agreement is not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Property will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

6. **Funds**. Buyer shall remit to Seller the Initial Deposit, Additional Deposit or Advance Payments by check, cashier's check or wire

UNLESS A WRITTEN REQUEST FOR PAYMENT BY CASHIER'S CHECK IS RECEIVED AND APPROVED BY SELLER NOT LESS THAN FIVE (5) BUSINESS DAYS PRIOR TO CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT CLOSING PROCEEDS MUST BE BY FEDERAL WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS. BUYER IS RESPONSIBLE FOR ALL BANK OR WIRE TRANSFER CHARGES AND CURRENCY EXCHANGE FEES. WITHOUT LIMITING ANY OTHER PROVISIONS HEREIN, IF ANY DEPOSIT AND/OR CLOSING PROCEEDS ARE NOT TIMELY PAID, BUYER SHALL BE IN DEFAULT. Notwithstanding the foregoing, if Seller approves Buyer's written request to deliver a cashier's check and thereafter Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding $25,000.00, then Buyer will not be entitled to possession of the Home until the cashier's check has cleared.

7. **Credit Information Authorization**. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of Deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("**Indemnified Parties**"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") arising from an investigation of Buyer's credit and financial status.

8. **Closing**. Without limiting the terms of Section 9, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("**Closing**") and Buyer shall close on such Closing Date (the "**Closing Date**"). Upon Closing all contracted services to be performed under this Agreement by Seller (the "**Contracted Services**") shall be deemed completed and fully performed, and this Agreement shall be deemed completed. Contracted Services shall not include any corrections of defects or deficiencies in the Home, punch list work, or warranty work. Buyer will be given notice of the Closing Date, time and place by the "**Closing Date Notice Period**" (as such term is defined in Rider B attached hereto). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 3 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. If Buyer fails, for any reason, to close at the date, time and place specified by Seller, Seller shall have the option to declare Buyer in default and seek the remedies stated in Section 15 below, or to charge Buyer One Hundred Fifty Dollars ($150.00) per day for each day after the date of Closing specified by Seller until, and including, the actual Closing Date, and Seller may require that prorations be made as of the original Closing Date. This sum shall be due and payable in full at the time the extension is accepted by Seller. In addition, if Seller agrees to an extension of the date of Closing beyond the last day of the month for which Closing is originally set, an amount equal to One Percent (1%) of the Total Purchase Price shall also be payable to Seller. The sum for extending the date of Closing beyond the last day of the month shall be due and payable in full at the time the extension is accepted by Seller. Buyer agrees that the late charges are appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 5.2 above, if the Mortgage Transaction box is checked above, Seller will agree to postpone Closing and not impose late charges to the extent such postponement is required in order for Buyer's Lender to meet any pre-closing waiting period required as the result of Buyer's Lender's issuance of revised closing disclosures under 12 C.F.R. § 1026.19(f)(2)(ii) of the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule when such revisions directly result from a Seller action taken within six (6) calendar days of the Closing Date. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Property on the originally scheduled Closing Date.

9. **Completion Date**. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any scheduled completion date is a good faith estimate, and Seller makes no promises or representations concerning the date of completion. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including, without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not be completed by an estimated completion date. Further, if Seller is unable to complete certain non-essential improvements to the Property on or before the Closing, such as finish grading, landscaping, hardscaping, fencing, perimeter buffers, perimeter walls or retaining walls, Buyer agrees that the Closing shall occur and all documents recorded without installation of such improvements until after the Closing (hereinafter, "**Post-Closing Work**"), provided the Home is habitable and the Post-Closing Work is thereafter promptly installed without additional cost to Buyer. Buyer agrees to allow Seller to enter the Property to complete the Post-Closing Work. Notwithstanding the foregoing, upon Closing all Contracted Services to be performed under this Agreement by Seller shall be deemed completed and fully performed, and this Agreement shall be deemed completed. Contracted

the casualty or condition occurs during construction, that Seller is only obligated to restore or repair the affected part of the Home to as-new condition and that Seller is under no obligation to disclose to Buyer the fact of repair or restoration or the casualty or condition that necessitated the repair or restoration. If the cost of restoration exceeds fifteen percent (15%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete. If all or a portion of the Property is damaged by fire, vandalism, act of terrorism or other casualty or condition, and the repair or reconstruction of the Property substantially in accordance with the pre-existing plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Property is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

11. **Deed**. Seller shall convey title to Buyer at Closing by delivery to Buyer of a Statutory Warranty Deed (the "**Deed**") describing the Property, which Deed shall convey title to Buyer subject to all matters described in Sections 12.1, 17 and 18 of this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed. Upon Closing. (1) Buyer shall have actual possession of the Property, (2) all Contracted Services to be performed under this Agreement by Seller shall be deemed completed and fully performed, and (3) this Agreement shall be deemed completed. Contracted Services shall not include any corrections of defects or deficiencies in the Home, punch list work, or warranty work.

12. **Closing and Title Matters**. Title to the Property to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

12.1. Title to the Property shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Property; (5) matters that would be disclosed by an accurate survey or inspection of the Property; (6) the Documents; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right-of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Property for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Property; (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Property; and (10) any deed restrictions reflected in the Deed and the mediation, arbitration and litigation provisions set forth in this Agreement. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

12.2. Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

12.3. Seller may not own title to the Property as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Property on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

12.4. If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Property. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Property (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

12.5. Title to the Property will be deemed marketable if an owner's policy is issued with standard exceptions.

14. **Site and Substitutions**. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

14.1. Changes to Plans and Specifications.

14.1.1. Industry Practice. It is widely observed construction industry practice for pre-construction plans and specifications for any home or building to be changed and adjusted from time to time in order to accommodate on-going site conditions and in the field construction factors. These changes and adjustments are essential in order to permit all components of the Home to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Based on the foregoing, Buyer acknowledges that such changes and adjustments may occur and agrees that it is reasonable and to Buyer's benefit to allow Seller the flexibility to make such changes and adjustments to the Home.

14.1.2. Seller's Absolute Right to Make Modifications to Plans and Specifications. Seller has the absolute right to make modifications to the plans and specifications for the Home. Without limiting the generality of the foregoing, Buyer specifically agrees that changes in the dimensions of rooms and patios, entrances and terraces, if applicable, and changes in room size, in the locations of windows, doors, walls, partitions, utility lead-ins and outlets (including, but not limited to, electrical, cable television, and telephone), air-conditioning components, lighting fixtures and electrical panel boxes may be made by Seller in its sole discretion, provided however that changes in the layout and dimensions of the Home shall not substantially affect the value of the Home. Such changes may also include, but are not limited to, changes in the building location, setbacks and facing, the building's external configuration, its structural components, its finishes and the landscaping associated therewith.

14.1.3. Buyer's Acceptance of Actual Floor Plan. Buyer further understands and acknowledges that many of the Homes to be constructed within the Community require floor plans which are opposite (i.e. flipped) mirror images of the model floor plan and Buyer fully understands and accepts the floor plan configuration for the Home and improvements to be constructed within the Home.

14.1.4. No Warranty for Plans and Specifications on File. Buyer further acknowledges and agrees that (1) the plans and specifications of the Home and the Community on file with the applicable governmental authorities may not be identical in detail to Seller's plans and specifications, and (2) because of the day-to-day nature of the changes described in this Section 14, the plans and specifications on file with the applicable governmental authorities may not include some or any of these changes (there being no legal requirement to file all changes with such authorities). As a result of the foregoing, Buyer and Seller both acknowledge and agree that the Home and the Community may not be constructed in accordance with the plans and specifications on file with the applicable governmental authorities. Without limiting the generality of the provisions of Rider B attached hereto, Seller disclaims and Buyer waives any and all express or implied warranties that construction will be accomplished in compliance with such plans and specifications. Seller has not given and Buyer has not relied on or bargained for any such warranties. In furtherance of the foregoing, in the event of any conflict between the actual construction of the Home and/or the Community, and that which is set forth on the plans and specifications, Buyer agrees that the actual construction shall prevail and to accept the Home and Community as actually constructed (in lieu of what is set forth on the plans and specifications).

14.2. Lot Change. In the event that Seller, in its sole discretion, determines that the Model of the Home selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no replacement lot is available, then Buyer may terminate this Agreement and will be entitled to a refund of any paid Deposit.

14.3. Materials, Appliances, Decorative and Landscaping Items.

14.3.1. Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, if circumstances arise that, in Seller's opinion, warrant changes of subcontractors, suppliers, manufacturers, brand names or items, Seller reserves the right to substitute equipment, materials, appliances, etc., which in Seller's opinion are considered to be of quality substantially similar or equal, or of better quality, subject to their availability. Buyer also understands that Seller has the right to substitute or change materials and/or stain colors utilized in wood decor, if any.

14.3.2. Lot grades, lot area, options, facades, shrubs, trees, trim, built-ins, wall treatments, window treatments,

14.4. Deed. By acceptance of the Deed, Buyer accepts all variations of the Home.

15. **Buyer's Default**. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to keep, as liquidated damages and not as a penalty, Buyer's Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, any and all Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate, and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty.

16. **Seller's Default**. In the event of Seller's default and to the extent allowed by law, Buyer may recover actual damages but shall not be entitled to special, consequential or punitive damages. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years pursuant to Section 9 above.

17. **Mediation / Arbitration of Disputes**.

17.1. The parties to this Agreement specifically agree that this transaction involves interstate commerce and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "**Disputes**" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims (1) arising under, or related to, this Agreement, the Property, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller's representative; (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Property, or in the Community; or (4) issues of formation, validity or enforceability of this Section. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby. Any Dispute shall be submitted for binding arbitration within a reasonable time after such Dispute has arisen. Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

17.2. Any and all mediations commenced by any of the parties to this Agreement shall be filed with and administered by the American Arbitration Association or any successor thereto ("**AAA**") in accordance with the AAA's Home Construction Mediation Procedures in effect on the date of the request. If there are no Home Construction Mediation Procedures currently in effect, then the AAA's Construction Industry Mediation Rules in effect on the date of such request shall be utilized. Any party who will be relying upon an expert report or repair estimate at the mediation shall provide the mediator and the other parties with a copy of the reports. If one or more issues directly or indirectly relate to alleged deficiencies in design, materials or construction, all parties and their experts shall be allowed to inspect, document (by photograph, videotape or otherwise) and test the alleged deficiencies prior to mediation. Unless mutually waived in writing by the parties, submission to mediation is a condition precedent to either party taking further action with regard to any matter covered hereunder.

17.3. If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Home Construction Arbitration Rules in effect on the date of the request. If there are no Home Construction Arbitration Rules currently in effect, then the AAA's Construction Industry Arbitration Rules in effect on the date of such request shall be utilized. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. Arbitrators shall have expertise in the area(s) of Dispute, which may include legal expertise if legal issues are involved. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). At the request of any party, the award of the arbitrator(s) shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

17.4. The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller's contractors, subcontractors and suppliers, as well as any warranty company and insurer as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

17.5. To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive

17.7. Buyer may obtain additional information concerning the rules of the AAA by visiting its website at www.adr.org or by writing the AAA at 335 Madison Avenue, New York, New York 10017.

17.8. Seller supports the principles set forth in the Consumer Due Process Protocol developed by the National Consumer Dispute Advisory Committee and agrees to the following:

17.8.1. Notwithstanding the requirements of arbitration stated in Section 17.3 of this Agreement, Buyer shall have the option, after pursuing mediation as provided herein, to seek relief in a small claims court for disputes or claims within the scope of the court's jurisdiction in lieu of proceeding to arbitration. This option does not apply to any appeal from a decision by a small claims court.

17.8.2. Any mediator and associated administrative fees incurred shall be shared equally by Seller and Buyer; however, Seller and Buyer each agree to pay for their own attorneys' fees and costs.

17.8.3. The fees for any claim pursued via arbitration shall be apportioned as provided in the Home Construction Arbitration Rules of the AAA or other applicable rules.

17.9. Notwithstanding the foregoing, if either Seller or Buyer seeks injunctive relief, and not monetary damages, from a court because irreparable damage or harm would otherwise be suffered by either party before mediation or arbitration could be conducted, such actions shall not be interpreted to indicate that either party has waived the right to mediate or arbitrate. The right to mediate and arbitrate should also not be considered waived by the filing of a counterclaim by either party once a claim for injunctive relief had been filed with a court.

17.10. BUYER AND SELLER AGREE THAT THE PARTIES MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO IN SECTION 17.4 ABOVE.

18. **Other Dispute Resolutions**. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of Section 17, then the parties agree to the following provisions: **BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER AND SELLER AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT.**

19. **Deed Restriction**. The provisions of Sections 17 and 18 shall be: (i) subject to the survival provisions of Section 31, (ii) covenants running with the land comprising the Property, (iii) set forth as exceptions in the Deed, and (iv) binding upon Buyer and its successors and assigns in title upon Seller's conveyance of the Property to Buyer and recording of the Deed.

20. **Selling Agent, Cooperating Broker, and Seller's New Home Consultant**. Unless the Purchase Price and Payment Addendum attached hereto indicates otherwise, Buyer represents to Seller that Buyer has not consulted, dealt or negotiated with a real estate broker, salesperson or agent other than Seller's sales personnel located at Seller's sales office. Buyer agrees that Seller is not responsible for the payment of a commission to a real estate broker, salesperson or agent other than Seller's sales personnel. Buyer shall indemnify, defend and hold harmless Indemnified Parties from and against any and all Claims resulting from or arising out of any representation or breach of a representation or warranty set forth in this Section. In addition, Buyer acknowledges and understands that Seller's New Home Consultant ("**NHC**") and Internet New Home Consultant ("**INHC**") are employees of Seller, are acting solely for the Seller's interests, and are not acting in any representative capacity for Buyer. Buyer should not disclose any information to Seller's NHC and/or INHC that Buyer considers to be confidential or otherwise does not want disclosed to Seller.

21. **Construction Activities**. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER

APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE PROPERTY.

22. **Dangerous Condition; Construction Work**.

22.1. Buyer understands and agrees that the Property is a construction site and that the Property and the improvements, equipment and supplies thereon constitute a danger to those who may enter on the Property. Buyer shall not enter onto the Property prior to Closing unless authorized and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer shall constitute a breach of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer onto the Property prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. To the extent permitted or not prohibited by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless Indemnified Parties from and against any Claims made by Buyer, Buyer's family members or guests, as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Property.

22.2. Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Property. Buyer shall not do or have any work done on the Property, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Property to Buyer.

22.3. Buyer agrees that any and all controversies, disputes and claims arising under this Section shall be resolved through mediation or binding arbitration in accordance with the terms of this Agreement.

23. **Natural Disasters**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane, flood, and avalanche. Seller cannot guarantee the Home, its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

24. **Representation of Compliance with OFAC Regulations**. Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("**OFAC**"), including OFAC's Specially-Designated-Nationals ("**SDN**") list and lists of known or suspected terrorist organizations. If Seller identifies or is informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

25. **Agreement not to be Recorded**. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the Public Records of the County. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud in title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement.

26. **Transfer, Assignment and Persons Bound**. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way

this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of less than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

29. **Notice**. Except as provided in the Closing Section of this Agreement with respect to notices of the scheduled Closing Date, any notice required or permitted to be given in connection with this Agreement shall be in writing and sent by United States certified mail with return receipt requested, overnight professional courier or electronic transmission (with confirmation and copy by (1) certified mail, if Buyer's address is within the United States or (2) overnight professional courier, if to a Buyer whose address is outside of the United States) to Buyer or Seller at the addresses on Page 3 of this Agreement (unless Seller has received written notice from Buyer of any change therein prior to the date such notice is given), and additionally to Seller by hand delivery at Seller's sales office. All notices shall only be effective upon receipt or refusal to accept receipt (by failure to accept delivery or otherwise).

30. **Waiver**. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

31. **Survival**. Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations as set forth in all provisions and disclaimers in this Agreement shall survive (1) the Closing of the purchase of the Property; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party, unless expressly stated otherwise. NOTWITHSTANDING THE FOREGOING, UPON CLOSING ALL CONTRACTED SERVICES TO BE PERFORMED UNDER THIS AGREEMENT BY SELLER SHALL BE DEEMED COMPLETED AND FULLY PERFORMED, AND THIS AGREEMENT SHALL BE DEEMED COMPLETED. IN ADDITION, ALL PAYMENTS, INCLUDING, BUT NOT LIMITED TO, BUYER'S FINAL PAYMENT, TO SELLER FOR ALL CONTRACTED SERVICES ARE DUE ON OR BEFORE THE CLOSING DATE, AND CONTRACTED SERVICES SHALL NOT INCLUDE ANY CORRECTIONS OF DEFECTS OR DEFICIENCIES IN THE HOME, PUNCH LIST WORK, OR WARRANTY WORK.

32. **Incorporation and Severability**. The explanations and disclaimers set forth in the Documents are incorporated into this Agreement. In the event that any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be deemed deleted so that the balance of this Agreement is enforceable.

33. **Governing Law**. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Property is located to the extent federal law is not applicable.

34. **Entire Agreement**. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, COOPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE PROPERTY ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS.

35. **Modification**. This Agreement is the entire agreement for the sale and purchase of the Property and once it is signed by both Buyer and an authorized representative of Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

36. **Additional Changes**. Notwithstanding Section 35 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, and/or the developer or declarant under the Documents, to change the terms and provisions of this Agreement and/or the Documents to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Section 35 of this Agreement, Seller, and/or the developer or declarant under the Documents, shall have the right to amend all Documents for development or other purposes, and Buyer consents to all such amendments.

37. **Inducement**. Buyer acknowledges that the sole inducement to close on the purchase of the Property is the Property itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Property will increase in value.

38. **Reservation of Easement**. For the purpose of completing the construction and servicing of the Property and Community, Seller

39. **Riders and Addenda**. This Agreement consists of 12 pages and the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement.

Check ([X]) all that apply:

[X] Rider A (Alabama)	[X] Disclosure Summary
[X] Rider B (Gulf Coast Division)	[ ] Community Development District Brochure
[X] Purchase Price and Payment Addendum	[X] Cooperating Broker Agreement
[X] Master Disclosure and Information Addendum	[ ] FHA/VA Addendum
[X] Affiliated Business Arrangement Disclosure Statement*	[ ] Out of State Non-Solicitation Addendum (Multi-State)
[X] Election Form Addendum	[ ] Out of State Non-Solicitation Addendum (California Connecticut New York and Puerto Rico)
[X] Insulation Addendum	
[X] Indoor Environmental Quality Disclosure	[ ] Approved Lender Addendum [OPTIONAL]
[X] Addendum for Natural and Manmade Products	[X] Privacy Policy Notice Addendum
[ ] Sales Incentive Addendum	[ ] N/A
[ ] HUD Receipt for Property Report [OPTIONAL]	[ ] N/A
[ ] N/A	[ ] N/A

*On 04/24/2024 Seller provided to Buyer an Affiliated Business Arrangement Disclosure Statement ("**ABAD**") that sets forth Seller's business relationships with affiliated settlement service providers, including but not limited to, Lennar Mortgage, LLC, Lennar Title Inc., Lennar Insurance Agency, LLC and their respective types of charges and range of charges; Buyer acknowledges and confirms receipt of the previously delivered ABAD on 04/24/2024.

40. **Offer to Purchase/Effective Date**. This Agreement, when executed by Buyer and delivered to Seller, together with the Initial Deposit specified hereunder, shall constitute an offer by Buyer to purchase the Property in accordance with the terms and conditions provided herein, and shall not be binding upon Seller until such time as an authorized representative of Seller has executed this Agreement. The date of such acceptance is the "**Effective Date**" of this Agreement. In the event Buyer's offer is not accepted by Seller, all paid Deposits made by Buyer to Seller to date shall be returned to Buyer, and Buyer's offer shall be deemed withdrawn.

41. **Counterparts and Signatures**. This Agreement may be executed in any number of counterparts, a complete set of which shall be deemed to be an original and a complete set of which shall comprise but a single instrument. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

THE INITIAL DEPOSIT HAS BEEN RECEIVED BY SELLER SUBJECT TO CLEARANCE.

SELLER:______________________

DocuSigned by:
Teairra Harris
0C4794439E3B437...

New Home Consultant Teairra Harris

Date: 5/23/2024

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns

Date 5/23/2024

____

Buyer -

Date ______________________

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

____

Buyer -

Date ______________________

SELLER:

____

a

____

Buyer -

ST. CLAIR PLACE SUBDIVISION
MASTER DISCLOSURE AND INFORMATION ADDENDUM
TO PURCHASE AND SALE AGREEMENT
ALABAMA

THIS ST. CLAIR PLACE SUBDIVISION MASTER DISCLOSURE AND INFORMATION ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-third day of May, 2024, between Arrived Holdings, Inc And or Assigns ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 (the "**Property**") of the Final Plat of St. Clair Place in the community known as St. Clair Place Subdivision (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein or otherwise specifically referenced for definition in other documents shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Community**. The Property lies within the Community, which is located in the City of Huntsville (the "**City**"), Madison County (the "**County**"), Alabama. This Addendum explains certain terms which are applicable to the purchase of the Property within the Community, and certain obligations of each owner (each an "**Owner**") of a homesite (each a "**Lot**" or "**Homesite**") and home (each a "**Home**" or "**Unit**") within the Community. Seller, the "**Declarant**" (defined as the "Declarant" in the Declaration) and any other builder in the Community shall have the right, without notice to Buyer, to make changes to, among other things, number of Homes being built, size and style of Homes being built, features and materials in Homes being built, prices of Homes (whether more or less than currently published), price per square foot of Homes (whether more or less than currently published), number and size of Homesites, street layout, amenity layout, golf course layout (if applicable), golf course management and usage (if applicable), location, size and number of trees, bushes and other foliage (current and future), and any other items or uses which are currently planned for the Community. Seller makes no representations or warranties that the Community will be built out exactly as currently planned, and Seller expressly reserves the right to make whatever changes it deems necessary relating to future development or build out of the Community. Any current maps or other materials showing any final or projected community development may be modified or updated in the future.

SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES WITH REGARD TO THE DEVELOPMENT OF HOMESITES IN AND AROUND THE COMMUNITY. HOMESITES IN AND AROUND THE COMMUNITY MAY REMAIN UNDEVELOPED AT THE SOLE DISCRETION OF SELLER, OTHER BUILDERS IN THE COMMUNITY, AND/OR THE DEVELOPER OF THE COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO SELLER BEING THE SOLE OR EXCLUSIVE BUILDER WITHIN THE COMMUNITY. SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO DECLARANT, SELLER, AND/OR OTHER BUILDERS IN THE COMMUNITY CONTINUING TO BUILD IN THE COMMUNITY THROUGH FINAL BUILDOUT AND/OR BUILDING UPON ANY UNDEVELOPED HOMESITE(S). FURTHERMORE, IT IS UNDERSTOOD THAT NO REPRESENTATIONS, ESTIMATES OR PROJECTIONS HAVE BEEN CONVEYED REGARDING THE FINAL BUILDOUT TIME OF ANY UNDEVELOPED HOMESITE(S) OR THE OVERALL COMPLETION SCHEDULE OF THIS COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER CONSTANTLY EVALUATES THE PRICING, DESIGNS, PRODUCT MIX AND AMENITIES OF ITS COMMUNITIES AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER SELLER WILL CONTINUE TO BUILD HOMES WITHIN THE COMMUNITY AND BUYER IS NOT RELYING UPON ANY OF THE FOREGOING IN DECIDING TO PURCHASE THE PROPERTY.

3. **Document Book**. Buyer acknowledges receipt of, and agrees to be bound by, the Declaration of Protective Covenants for St. Clair Place Subdivision recorded or to be recorded at the Office of the Judge of Probate of Madison County, Alabama, as amended from time to time (the "**Declaration**"), and the Articles of Incorporation, Bylaws and any Rules and Regulations of St. Clair Place Homeowners Association, Inc., an Alabama nonprofit corporation (the "**Association**"), all as amended and supplemented from time to time (collectively, the "**Community Documents**"). Buyer acknowledges and agrees that title to the Property will be subject to the Community Documents. The Community Documents are hereby incorporated into the Agreement by this reference and may be amended or supplemented as deemed necessary or advisable by Declarant. The Community Documents are included in the "**Document Book**." Buyer acknowledges the provisions of the Document Book are fair and reasonable.

4.2 Buyer acknowledges that nominees of Seller or the Declarant may serve as the officers and directors of the Association. The officers and directors and the management company, which may be an affiliate of Seller, are authorized by Buyer to act for and on the behalf of the Association. To the extent authorized in the Community Documents, Seller may, but is not required to, advance monies to the Association for operations. In the event such advances are made, they will be considered a loan from Seller, and the Association will be obligated to repay such advances as set forth in the Community Documents.

4.3 Buyer acknowledges that all new construction and modifications of existing construction and exteriors of improvements within the Community are subject to the prior written approval of the Architectural Control Committee of the Association (the "**ACC**"). Buyer agrees to comply with all rules and regulations of the ACC, as the same may be amended and exist from time to time.

4.4 Architectural Review. The Community Documents currently provide that no improvements shall be commenced upon any homesite, nor shall the exterior color, style and materials of an approved structure on a homesite be altered without the prior written approval of the ACC, which is appointed by the Board of Directors of the Association or the Declarant, as applicable. Improvements constructed by Seller or the Declarant, as applicable, shall be exempt from this requirement. Approval of any work by the ACC shall not constitute an express or implied warranty or representation by the ACC that any work complies with applicable codes, ordinances or other governmental regulations, or that the work is well designed or will be constructed in a proper manner. Decks, fences, pools, patios and exterior color are among the more common, although not the only, improvements for which architectural approval is required. For more information concerning architectural review, Buyer should review the Community Documents contained in the Document Book. Failure to submit plans and specifications to the ACC for approval is a violation of the Community Documents, which may result in sanctions and/or the imposition of fines, and the removal, at Owner expense, of any non-approved modifications.

5. **Community Charges**. In addition to the Closing Costs set forth in Rider B, Buyer shall pay the following additional Closing Costs, assessments, fees, and charges respecting the Community:

5.1 Association Assessments. Assessments payable to the Association ("**Association Assessments**") will be prorated for the month in which the Closing occurs (based on the then current Association Assessments at the time of Closing). Buyer acknowledges that the estimated operating budget for the Association is only an estimate of what it will cost to run the Association and Common Areas of the Community during the period of time stated in the budget and that many of the expenses in the budget are beyond control of Seller. The budget may change at any time prior to or after Closing to cover increases or decreases in expenses or estimates in the budget. Neither the amount of the Association Assessments for the Home nor the budget is guaranteed. Buyer acknowledges and agrees that the Association Assessments payable by Buyer may also change based on, among other things, the costs of operating, insuring and maintaining the Common Areas of the Community. Buyer is advised to request an updated copy of the budget on or prior to the Closing by submitting a written request to Seller or its closing agent.

5.2 Association Initial Contribution. Buyer acknowledges that, among other assessments provided for in the Community Documents, the Association has established an initial contribution for the Community ("**Initial Contribution**"). Buyer acknowledges that at Closing an Initial Contribution in an amount equal to Five Hundred and No/100ths Dollars ($500.00) (or such amount as determined by the Association from time to time) is due to the Association. The funds derived from the Initial Contributions are income to the Association and shall be used by the Board exclusively for purposes which provide a direct benefit (as defined in 77 Fed. Reg. 15574 (Mar. 16, 2012)) to the Community including, without limitation, future and existing capital improvements, operating expenses, support costs, and start-up costs. Buyer acknowledges and agrees that the Initial Contribution is not to be considered as an advance payment of assessments.

5.3 Resale Contribution. Buyer acknowledges that the Association has established a Resale Contribution (as defined in the Declaration) in an amount equal to Five Hundred and No/100ths Dollars ($500.00) (or such amount as determined by the Association from time to time) that is payable to the Association. For more information on the Resale Contribution, Buyer should refer to the Document Book.

6. **Amenities and Recreational Facilities**. To date, the Declarant has not constructed certain amenities and recreational facilities within the Community which may have been contemplated by the Declaration, including, without limitation, a swimming pool, along with restroom facilities and a charcoal grills area, and pickleball courts. By initialing below, Buyer acknowledges and agrees that Seller makes no representations or assurances about whether any of the foregoing amenities and recreational facilities will be constructed within the Community and Buyer is not relying upon the construction of any of the foregoing amenities and recreational facilities in deciding to

below) and are available for inspection in Seller's office.

8. **Building and Use Restrictions**. Every homesite is subject to building and use restrictions as set forth in the Community Documents. These restrictions are subject to change without notice. Building and use restrictions may affect, among other things, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, satellite dishes, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, any developer and homebuilder(s), leases and restoration of homesites. Seller encourages Buyer to carefully review the Community Documents to ensure the long-term quality of life for both Buyer and Buyer's neighbors.

9. **Building Codes and Ordinances**. Every county or municipality has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Prior to making changes to Buyer's Home or Homesite, Buyer should contact the county or municipality in which the Home is located for further information concerning local codes and ordinances. Seller is not responsible for notifying Buyer or any other Owners of the content or restrictions contained in any local codes or ordinances.

10. **Pet Restrictions**. Buyer understands that the only pets allowed in the Community are those which are in accordance with the restrictions contained in the Community Documents or any amendments thereto. For more information about pet restrictions, Buyer should refer to the Declaration contained in the Document Book.

11. **Notice Regarding Potential Annexation**. If the Homesite is located outside the limits of a municipality, the Homesite may now or later be included in the extraterritorial jurisdiction of a municipality and may be subject to annexation by the municipality. To determine if the Homesite is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Community for further information.

12. **Leases; Rentals**. Buyer acknowledges that homes in the Community may be rented for any length of time, subject to certain restrictions set forth in applicable zoning ordinances and in the Community Documents. Buyer should review the Community Documents and applicable zoning ordinances if Buyer has any questions concerning leases and rentals.

13. **Rentals**. From time to time, Seller, the Declarant, their respective affiliates, any other builders, and/or third party investors may market and sell homes in the Community to investors or to buyers (which may be affiliates of Seller) who may not occupy their homes as their primary residence, if allowed by applicable zoning ordinances. Seller, the Declarant, their respective affiliates, any other builders, and/or third party investors may also elect to lease, rather than sell, some or all of the homes that it owns within the Community. Consequently, homes in the Community may be leased to or occupied by persons other than their owners, if allowed by applicable zoning ordinances.

14. **Flood Zone**. Seller makes no representations relating to whether the Property resides in any flood zone. Flood zone designations may change from time to time and Buyer should not rely on oral representations as to the flood zone status of the Property and should visit www.fema.gov and/or the county or city flood map website where the Property is located. Mortgage lenders will typically require the issuance of flood insurance as a requirement for financing, which insurance must be present at Closing. Seller recommends that each Buyer of a Home protect his/her Home by obtaining proper insurance coverage. It is possible, however, for Buyer to submit documentation to the Federal Emergency Management Agency ("**FEMA**") to have the Home re-classified by FEMA, whereby the mortgage lender may have the option to waive the requirement of flood insurance. Buyer is solely responsible for the submission to FEMA for such re-classification and any and all expenses related to such submission. Further, Buyer acknowledges and understands that the waiver of flood insurance is at the sole discretion of the mortgage lender.

15. **Gang/Cluster Mailboxes; Homesite Proximity to Mailbox Facility**.

15.1 Gang/Cluster Mailboxes. Buyer hereby acknowledges that the mailboxes serving the homes in Community will be installed as "gang/cluster mailboxes" on the Common Areas. Individual mailboxes will not be installed separately on the Homesite or on any other individual homesites in the Community. Neither the Declarant nor the Association will be responsible for any issues whatsoever, including any inconvenience to Buyer which might result from the location, installation, maintenance and use of gang/cluster mailboxes, or the delivery and pick up of mail to and from such gang/cluster mailboxes in the Community, as may be required by the United States Postal Service.

15.2 Notice of Homesite Proximity to Mailbox Facility. Certain homesites in the Community are located in close proximity to the Community's gang/cluster mailboxes. Buyer acknowledges that Seller is not

17. **Utilities**.

17.1 Buyer acknowledges that no septic tanks shall be permitted within the Community. No wells shall be installed without the express written consent of the ACC and all other applicable government agencies.

17.2 Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever. Overflow swales are generally only utilized for overflow storm water capacity as a result of water drainage. Electrical transformers may only be landscaped to the extent permission is given by the utility provider. In some cases, water may flow from one homesite to another. State law may provide that the owner of the homesite receiving water is required to accept the water flow and may not impede the flow of this water. In addition, the Property will be graded to provide for reasonable drainage away from the Home's foundation. The vast majority of foundation problems are caused by insufficient drainage or lack of watering of soil around the foundation. Buyer should keep Buyer's lawn well-watered to maintain consistent moisture content and avoid excess wetness, dryness or cracking of soil. The construction of curbs, decks, retaining walls, pools, spas, patios, landscape edging and similar items can also trap water within the yard area and cause structural damage to the Home's foundation. Seller strongly recommends that Buyer consult with a licensed landscape architect and civil engineer before performing any work or making any changes that may affect the existing drainage pattern.

17.3 The Madison County Water Department provides water to the Community. Because Seller does not control the water supply, Seller cannot guarantee the quality of the water provided to the Community. In addition, if the Community is located in an area that is periodically subjected to extended periods of drought that may cause depletion of water supplies, municipalities and other providers of water services in the area of the Community may enact mandatory or voluntary cut backs or other restrictions in water usage. Seller has no control, influence, responsibility or liability for or over decisions concerning water rationing.

17.4 If Buyer has any questions about utility rates, services, safety, or anything else to do with overhead or underground transmission or utility lines, Buyer should contact the utility companies directly. Because Seller values Buyer's safety and that of Buyer's neighbors, no excavation or trenching should be done without first calling the utility companies for the location of buried utilities. There is currently no charge by the utilities for this service. This is especially important in utility easements where buried utility equipment is probable. Digging without advance notification and approval of the utility companies may be illegal, is dangerous and can result in severe personal injury or death to Buyer and Buyer's neighbors, and can also result in severe property damage to homes, property and utility equipment.

18. **Utility Structures and Utilities Services Disclaimers**. Seller has no control, influence, responsibility or liability for or over the size, location, timing of installation, and placement of any and all electrical transformers, switch boxes, mailboxes, cable boxes, telephone pedestals, fire hydrants and lift stations (collectively, "**Utility Structures**") which may be located within or adjacent to the Homesite or the timing and availability of the corresponding utilities services ("**Utilities Services**") to the Homesite. Applicable governmental authorities are responsible for regulation of the Utility Structures and those certain companies that provide Utilities Services to the Homesite and the other homesites in the Community ("**Utility Companies**") are responsible for the size, location, timing of installation, timing of Utilities Services and placement of the Utility Structures in the Community. The Utility Companies have been afforded certain additional rights in accordance with utility easements (rights-of-way), agreements affecting the Homesite relating to telephone, cable, gas or electric lines, and reservations on any plat of the Community. These easements, agreements and plat reservations grant the Utility Companies certain rights, easement rights and right-of-entry to install, maintain, repair and relocate the Utility Structures within the depicted and described easement areas. If a Utility Structure (existing, planned or future) is located in front of the Home, Seller cannot remove or relocate it. Buyer understands that as of the date of Buyer's execution of this Addendum, the Community may not be completely built out, and all of the Utility Structures planned for the Homesite and the Community may or may not be installed or currently visible. Seller and its agents, servants, employees, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, shall not in any way be responsible for altering, modifying, relocating, or interfering in any way with Utility Structures (existing, planned or future), or for any claims, damages, losses, demands, liabilities, obligations, actions or causes of action whatsoever, including, without limitation, actions based on the size, location, placement, installation, design or view of Utility Structures from the Homesite. Buyer further understands that Utility Structures shall not be altered, obstructed, modified, restricted or interfered with in any manner whatsoever without advance notification and approval of the Utility Companies. Any unauthorized alteration, obstruction, modification,

RAINFALL FLUCTUATIONS THAT ARE BEYOND THE CONTROL OF SELLER, THE DECLARANT, AND THE ASSOCIATION. SELLER, THE DECLARANT, AND THE ASSOCIATION SHALL NOT BE OBLIGATED TO ERECT FENCES, GATES, OR WALLS AROUND OR ADJACENT TO ANY RETENTION/DETENTION AREAS WITHIN THE COMMUNITY. THE GRADIENT FOR ANY WATER MAY BE STEEP SUCH THAT WADING OR WALKING NEAR THE SHORES OF ANY SUCH BODIES OF WATER IS DANGEROUS. For more information, Buyer should refer to the Declaration.

20. **Prices/Market Values**. Seller, and any other builder in the Community, shall have the unilateral right to establish prices for the homes they build in the Community. Seller and any other builder in the Community may, at their sole discretion, increase or decrease the price or the price per square foot for any home, homesite or option at any time, or offer incentives for sales of homesites and homes, all without notice to Buyer. Once Buyer has signed the Agreement establishing a price for the Property, the prices for any subsequent changes or upgrades to the Home as requested by Buyer, including, but not limited to, design, floor plan, options, materials or otherwise, are subject to change by Seller until a written and signed agreement on the price is reached by Seller and Buyer for such change or upgrade. Seller makes no representations or warranties that the price for the Property or options in the Home will be increased or decreased for other buyers of identical or similar homes or options. Seller also makes no representations or warranties that changes or options made by Buyer will or will not increase or decrease the market value of the Property, and Buyer understands and agrees that such upgrades or options may not increase or may actually decrease the market value of the Property. Seller also makes no representations or warranties regarding the future market value of the Property.

21. **Construction and Sales Activities**. BUYER ACKNOWLEDGES THAT SOME AREAS OF THE COMMUNITY MAY BE UNDER DEVELOPMENT FOR AN EXTENDED TIME. INCIDENT TO THE DEVELOPMENT PROCESS, THE QUIET ENJOYMENT OF THE COMMUNITY MAY BE UNAVOIDABLY INTERFERED WITH TO SOME EXTENT BY THE CONSTRUCTION OPERATIONS. Construction, development and sales activities in the Community will likely occur after Buyer has taken occupancy of Buyer's Home. Depending upon Buyer's sensitivities, this may result in some inconvenience to Buyer and Buyer's family and guests due to increased noise, dust, road closures, operation of the model homes and sales offices, and other activities. Construction activities can occur at various hours throughout the day, and sales activities can result in additional traffic and visitors throughout the Community, particularly before the Community is completely built out. Neither Seller nor any other builder that may be active in the Community can guarantee that Buyer will not be affected or impacted as a result of the overall construction and development of the Community. Seller gives no guarantees or assurances how long the Community model homes will be used as models or for sales and marketing. Homesites across the street or next to the model homes may remain undeveloped until Seller determines that these homesites are no longer needed for sales and marketing purposes.

22. **Views**. Future development and construction activities in the Community can and will modify the view from homesites (including, but not limited to, the Property). Trees and other foliage may be added or removed from lots or Common Areas of the Community. Additional housing and other improvements will be added within the Community. Because future development and construction activities in the Community will modify views from homesites, Seller does not warrant or guarantee any existing views will be maintained in the future relative to the Property.

23. **Streetlights**. Numerous streetlights may be installed within the Community, many of which will be installed after homes have been completed, sold and occupied. The size, location, placement, light output, installation and design of streetlights within the Community are determined in accordance with governmental ordinances or the plans and specifications of the Utility Companies. Buyer acknowledges and agrees that streetlights could in some instances generate light into homes or obstruct views from homes in the Community, and that streetlights may be bright enough to be seen from Buyer's Property during the evening hours. Buyer assumes the liability for any impact caused by streetlights that are visible from or generate light in and to Buyer's Property. Buyer should contact the Utility Companies directly for further information concerning the streetlights in the Community.

Buyer acknowledges that Seller is not responsible for the installation and activation of the street lights within the Community and specifically disclaims any responsibility therefor; (i) Seller does not control the street lights (existing, planned or future), and (ii) any representations or warranties which relate to street lighting contained within or associated with the Community shall not be construed as representations or warranties made by Seller. Buyer agrees that it will not rely upon such representations or warranties in determining whether to purchase the Home located within the Community. Seller has no control or influence over the installation and activation of the street lighting. Seller, on behalf of itself, its agents, servants, employees, members, managers, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, specifically disclaims any and all warranties concerning the installation and activation of street lighting within or with regard to the Community not performed, installed, activated by or under the direction of Seller. Buyer agrees to look solely to the responsible third party with respect to any matters regarding the installation and activation of street lighting within the Community.

of the ACC. Without the ACC's prior consent, no Owner shall remove soil from any portion of the Community, change the level of the land within the Community, or plant landscaping which results in any permanent change in the flow and drainage of surface water within the Community. Owners may place additional plants, shrubs, or trees within their respective homesite with the ACC's prior approval. The Declaration may also contain restrictions regarding the removal of any tree over a certain size. Buyer should review the Document Book and contact the Association to ensure compliance with its regulations.

24.1 Landscape Maintenance Generally. The Association shall have no responsibility for the maintenance of landscaped areas within homesites, including, without limitation, sod, irrigation, yards, grass, shrubs, trees, mulch, or any other landscaping. The Owner of a homesite shall be responsible for the repair, replacement and maintenance of the irrigation facilities and all landscaped areas and other improvements within any portion of the homesite. Any such repair, replacement and maintenance shall be consistent with any landscape maintenance standards set forth in the Community Documents.

24.2 Landscape Maintenance of Townhome Lots. The Association is responsible for routine landscape maintenance of each Townhome Lot (including fenced areas), which may include, without limitation, maintenance of shrubs, weed control, grass cutting, edging, maintenance and repair of the irrigation system, and such other services as are specified in the Community Documents. The Association shall have the sole discretion to determine the frequency and scope of landscape maintenance services to be provided to the Townhome Lots. No Owner shall change the landscaping of a Townhome Lot without the approval of the ACC. Each Owner of a Townhome Lot shall be prohibited from making any changes to any of the landscaping on any Townhome Lot or any of the Common Areas, it being understood that all dwellings and landscaping are designed to blend harmoniously with each other. The irrigation systems for Townhome Lots shall be separately metered, and the water bill for such irrigation system on Townhome Lots shall be the responsibility of the Association.

25. **Hurricanes/Tropical Storms/Tornados**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a hurricane, tropical storm, or tornado. Seller cannot guarantee the Home, its structure or features will not be impacted by hurricane, tropical storm, and/or tornado conditions. Buyer should review its applicable homeowner's and/or flood insurance policy(s) and consult an insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding hurricane, tropical storm, and tornado events.

Buyer understands and agrees to accept the risks and conditions of hurricanes, tropical storms, and tornados and to assume all liabilities associated with them. By executing and delivering the Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Section, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

26. **Facilities and Conditions Affecting Homesites**.

26.1 On-site/Off-site Conditions. The information set forth in this Section contains an overview of facilities and conditions which may affect some or all homesites in the Community (including, but not limited to, the Property). Seller does not warrant or guarantee any future development, usage, or lack of development or usage for properties located outside of the Community, or their possible impact on the residents of the Community. For additional information about offsite features that may affect the purchase of the Property, Buyer should contact the local governmental authorities having jurisdiction over the Community.

26.2 Specific Conditions/Facilities. Seller advises Buyer that some of the homesites (including, but not limited to, the Property) are or may be adjacent to or near some of the following: GANG/CLUSTER MAILBOXES, DRAINAGE CHANNEL, AIRPORT, RAILROAD TRACKS, STORM WATER DETENTION FACILITY, COMMUNITY CENTER, ELEVATED WATER STORAGE TOWER, SCHOOL FACILITY, SCHOOL SITE, SPORTS FACILITY OR BALL FIELD, COMMUNITY LAKES, PARK AND/OR RECREATION FACILITY, WATER PLANT/SEWER PLANT, LIFT STATION, CELLULAR PHONE, RADIO, TELEVISION OR OTHER TOWER ANTENNA SITE, HIGH VOLTAGE TRANSMISSION LINES OR PIPELINE EASEMENT. Buyer acknowledges that the daily operation of such facilities may generate noise, vibration, lighting, traffic and other conditions. Drainage

other uses.

26.5 Wild Animals. As a result of the open spaces and bodies of water in and around the Community, Buyer may periodically find wild animals within the confines of the Community including, but not limited to, skunks, armadillos, nutria, opossums, deer, raccoons, spiders, bobcats, bears, panthers, snakes, bees, fire ants, alligators and other reptiles and other insects common to the area. Contact with any wild animal can be dangerous. Should Buyer encounter any such animal, Buyer is encouraged to contact Buyer's local animal control office for further instructions.

26.6 Sinkhole Activity. Geological conditions in the County where the Community is located may make the Community susceptible to sinkhole development. Although Seller is not aware of prior sinkhole activity on the Homesite, Buyer acknowledges and agrees that Seller makes no representation, warranty or guarantee against the risk of future sinkhole activity or development, settlement or soil changes on the Homesite. Buyer further acknowledges and agrees that: (a) Seller make only those express warranties set forth in the Lennar Limited Warranty (the "**Limited Warranty**") for the Home as it exists on the date of Closing; and (b) the Limited Warranty excludes all improvements, additions or modifications thereto made subsequent to Closing. Except for the Limited Warranty and to the maximum extent lawful, Seller disclaims any and all implied warranties of merchantability and fitness, fitness for a particular purpose, habitability, intended use, workmanship.

26.7 Property West of the Community. The property west of the Community is currently composed of Baltimore Hill Road, Countess Road Northeast, residential properties, and raw land.

26.8 Property North of the Community. The property north of the Community is currently composed of vacant land and residential properties.

26.9 Property East of the Community. The property east of the Community is currently composed of Moores Mill Road, residential properties, and agricultural properties.

26.10 Property South of the Community. The property south of the Community is currently composed of Moores Mill Road and residential properties.

26.11 Future Commercial/Retail Uses. The Community is located near properties which may be developed with major commercial and retail uses in the future. The development of such uses adjacent to the Community may increase traffic volumes, noise, outdoor lighting, pedestrian activity and other similar impacts resulting from commercial development.

26.12 Development of Adjacent Property. Buyer acknowledges that the Declarant's current development plans for the Community where the Home and Homesite are located may change and that no representations or warranties are made concerning the development of the Community, or any property adjacent to, surrounding, or near such Community. The terms of this Section shall survive Closing.

26.13 Major Public Road. The Community is located adjacent to Moores Mill Road. This road may experience significant noise and heavy traffic, especially during peak travel times.

27. **Party Walls; Party Roofs**.

27.1 Any wall which by definition includes any utility lines or facilities within the wall, which is built as part of the original construction of any townhome or row unit ("**Townhome Lot**") subject to the Declaration and placed on the dividing line between adjoining Townhome Lots shall constitute a party wall, and, to the extent not inconsistent with the Declaration, the general rules of law regarding party walls and liability for property damage due to negligence or willful acts or omissions shall apply. The cost of reasonable repair and maintenance of a party wall shall be shared equally by the Owners who share the wall. Notwithstanding any other provision of the Declaration, a homeowner who by his negligent or willful act causes the party wall to be exposed to the elements, or to infestation by termites or other injuries, agencies or elements, shall bear the whole cost of furnishing the necessary protection against such elements. The right of any homeowner to contribution from any other homeowner(s) under the Declaration shall be appurtenant to the land and shall pass to such homeowner's successors in title. Any dispute concerning a party wall shall be submitted to arbitration under applicable Alabama law. Each party shall choose one arbitrator, and the arbitrators shall choose one additional arbitrator. The decisions of a majority of the arbitrators shall bind the parties.

27.2 As to all Townhome Lots, the Association is responsible for replacement of the roof materials, such

noise and vibration. Noise and odors from nearby townhomes, terraces and balconies is normal. Flushing toilets, generators, high heels walking on tiles or marble, alarms, pumps, cooking and intermittent fans all generate noise, odors and vibrations which will be noticeable to some Owners or occupants. These are normal and to be expected. Volumes and pitches may vary, and are not guaranteed. Neither Seller nor the Association make any representation or warranty as to the level of sound or odor transmission between and among townhomes in the Community and other portions of the Common Areas or Association property. Buyer hereby expressly waives and expressly releases, to the extent not prohibited by applicable law, any such warranty and claim for loss or damages resulting from sound, odor or impact noise transmission.

29. **Ventilating the Home**. The aging process of natural materials and elements commonly found in soil, as well as man-made building materials and products (including new furniture), may create unwanted and unhealthy gases such as formaldehyde and radon inside your home. The air sealing techniques Seller uses to increase the energy efficiency of your home by limiting the amount of air exchanged between the outside and inside of your home can trap these contaminants inside your home. Lack of air exchange may also increase the accumulation of moisture in your home, which can lead to mold. The U.S. Department of Energy recommends that you properly ventilate your home (including the use of exhaust fans above kitchen ranges and in bathrooms) to allow for the release of these contaminants and to control moisture that can lead to mold. To learn more about properly ventilating your home, please visit http://energy.gov/energysaver/articles/ventilation.

30. **Garages**. Garage sizes and heights may vary from home to home and may not accommodate all vehicles. It is not uncommon for floor plans to change during actual construction of the Home. Specific homesite conditions or local ordinances may determine the (i) location of safety bollards intended to protect plumbing or mechanical systems located inside the garage and/or (ii) design of steps from the garage to the Home thereby affecting the usability of interior garage space available for parking vehicles. Further, Buyer acknowledges and agrees that stated floor plan dimensions and square footages are approximate and should never be relied upon as the actual as-built size of the garage; modifications to floor plan dimensions and square footages shown in sales materials may occur for many circumstances, without notice to or consent of Buyer, including but not limited to, inclusions of options and upgrades, actual field conditions and governmental agency requirements.

31. **Limited Number of Onsite Overflow and Guest Parking Spaces**. The availability of overflow and guest parking spaces within the Community is limited. Seller's designation of parking space(s) for the Property and for all other homes and homesites in the Community conforms with underlying governmental requirements and the approved master site plan. Seller cannot guarantee that the parking needs of multiple Owners, family members, tenants, occupants, guests and invitees of the Community will be fully accommodated at all times due to the limited number of onsite overflow and guest parking spaces. Moreover, the Association shall have rights to enforce Community parking restrictions regarding guest parking pursuant to the provisions of the Community Documents. Seller makes no representations or warranties regarding the availability of onsite guest and overflow parking for all Owners, family members, tenants, occupants, guests and invitees at any given time. For more information about parking spaces for the Property and onsite overflow and guest parking spaces in the Community, Buyer should review the plot plans for the Property and the master site plan for the Community and contact the Association in order to evaluate the sufficiency and suitability of parking within the Community for Buyer's specific needs.

32. **Disclaimer Regarding Security Services**. Neither the Declarant nor the Association nor Seller is responsible for providing security or security services for the Community. All persons using or occupying any portion of the Community are responsible for their own security and the security of their own property. Neither the Declarant nor the Association nor Seller shall be liable in any way on account of loss, damage or injury resulting from lack of security, or the lack of effectiveness of any security measures undertaken. Neither the Declarant nor the Association nor Seller makes any representations or warranties, express or implied, including any warranty of merchantability or fitness for any particular purpose, relative to any fire protection system and/or burglar alarm systems, or other security systems, recommended or installed or any security measures undertaken within the Community. For more information, Buyer should refer to the Community Documents.

33. **Risk of Unauthorized Cyber Access**. Certain devices, machines, appliances, equipment or systems ("**Devices**") which are installed in the Home may include technology that allows such Devices to be accessed through the internet or other wireless technology. These Devices may include, without limitation, virtual assistant and voice activated devices, doorbell monitoring devices, water monitoring systems, remote door access systems (including garage doors), and environmental control systems. These Devices may allow a third party to gain unauthorized access to the Devices and control or access them without Buyer's knowledge or permission. Additionally, such Devices may be used to propagate malware or gain access to other Devices, the Home, networks, computers and Buyer's data contained thereon. Depending on the technology included, the Devices may also carry a risk that verbal communications may be heard by unauthorized third parties or be inadvertently sent to third parties through a voice-activated Device. Buyer is solely responsible for determining the level of security and protection suitable for all Devices connected to any network in the Home, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate in

36. **Addendum not a Substitute**. Buyer acknowledges and agrees that this Addendum is not a substitute for reading the entire Document Book. For a more detailed explanation of any section contained in this Addendum, refer to the Document Book.

37. **Land Use and Title Documents**. Buyer by its acceptance of a Deed to the Property acknowledges that such Property is subject to certain title and land use documents and all related amendments, which may include, among other items, Community Documents, other documents affecting title to the Property recorded in the public records of the County in which the Property resides and unrecorded land use documents (collectively, the "**Title Documents**"). The Title Documents are available for inspection in Seller's office and are incorporated by this reference. Seller's plan to build homes in the Community may necessitate from time to time the further amendment, modification and/or termination of the Title Documents. SELLER RESERVES THE UNCONDITIONAL RIGHT TO SEEK AMENDMENTS AND MODIFICATIONS OF THE TITLE DOCUMENTS. It is possible that a governmental subdivision or agency may require the execution of one or more documents in connection with an amendment, modification, and/or termination of the Title Documents. To the extent that such documents require the joinder of Owners other than Seller, Seller by any one of its duly authorized officers, may, as the agent and/or the attorney-in-fact for the Owners, execute, acknowledge and deliver any documents required by applicable governmental subdivision or agency; and the Owners, by virtue of their acceptance of deeds irrevocably nominate, constitute and appoint Seller, through any one of its duly authorized officers, as their proper and legal attorney-in-fact for such purpose. This appointment is coupled with an interest and is therefore irrevocable. Any such document executed pursuant to this Section may recite that it is made pursuant to this Section. Buyer agrees, by its acceptance of a Deed to the Property: (i) to execute or otherwise join in any documents required in connection with the amendment, modification, or termination of the Title Documents; and (ii) that Buyer has waived its right to object to or comment on the form or substance of any amendment, modification, or termination of the Title Documents.

38. **Subsurface Oil, Gas and Mineral Rights Reserved to Third Parties**. As set forth in the Title Documents, Buyer acknowledges the existence of certain reservation of oil, gas and other mineral rights, together with all drilling rights and ingress/egress rights, affecting the underlying property. For more information, Buyer should refer to the Title Documents.

39. **Telecommunications Services**. The Association or Declarant may enter into one or more contracts for the provision of one or more telecommunications services for all or part of the Community. The Association may grant each telecommunications provider a perpetual, right, privilege, easement and right-of-way across, over, under and upon the Community for the installation, construction, inspection, maintenance, improvement, repair and replacement of the telecommunications systems. If any such contract is entered into for the provision of telecommunications services to the Community, the amounts payable to such telecommunications providers shall be part of the operating costs of the Association and shall be assessed as a part of the assessments. Buyer acknowledges that the expense of any telecommunications services may not be charged on a bulk basis, but may be charged at the rate equal to any rate paid by Owners that are not subject to a homeowner's association. Buyer also acknowledges that the Association or the Declarant may enter into exclusive servicing agreements with telecommunications providers, granting such telecommunications provider(s) the exclusive right to provide cable, internet, and/or other telecommunications services for all or part of the Community, which may include, but may not be limited to, the Homesite. For more information on telecommunications services, Buyer should refer to the Document Book.

40. **Bulk Service Agreements**. The Declarant or the Association, as the case may be, has entered into, or may enter into, one or more agreements with one or more companies, which companies may or may not be affiliated with Seller, including, without limitation, FisionX LLC, which is an affiliate of Seller, (each a "**Provider**") for the installation of communications facilities (the "**Facilities**") and the provision of communications services (the "**Services**") for the Community. The Services include internet and/or telephone services, as well as other communications technologies. To facilitate installation of the Facilities necessary for the delivery of the Services, the Declarant or Seller has entered into, or may enter into, an easement that allows a Facilities provider or Services provider to install and own Facilities along the outer perimeter of the Property. The terms of the easement will be set forth in a grant of telecommunications easement for the Community. Some or all of the Services may be delivered by one or more Providers to Buyer on a bulk basis (the "**Bulk Services**"), whereby the Provider bills the Association for the provision of Services each month for the Bulk Services delivered to all Homes in the Community, and the Association assesses a monthly Bulk Services fee ("**Bulk Service Fee**") to individual Association members. The terms of any Bulk Services arrangement will be set forth in a Bulk Services Agreement between the Association and a Provider. Seller hereby discloses and Buyer acknowledges that Seller may provide Buyer's contact information and basic transaction information to any applicable Provider to assist with provision of the Services for the Home. To the extent Bulk Services are delivered to the Community, Buyer acknowledges that he or she must agree to the Provider's services subscription agreement terms and acceptable use policy to receive the Bulk Services and, except as provided by applicable law, the failure of Buyer to agree to the Provider's services subscription agreement and acceptable use policy will not relieve Buyer from the obligation to pay the Bulk Service

reserves the right to reject the Agreement notwithstanding the inclusion of any such item in the Agreement.

42. **Annual Boundary School Assignments**. Buyer acknowledges and agrees that school age children may not be assigned to the public school closest to their residences. The County School Board ("**School Board**") has full decision making powers to modify or change public school boundaries at any time and public school assignments are currently re-examined by the School Board on an annual basis. School Board policies regarding school overcrowding or other boundary policy decisions affect school boundaries and the public school to which a child is assigned. Buyer acknowledges and agrees that Buyer has not relied on any verbal or other representations from Seller or its representatives with respect to public school assignments. Buyer is responsible for its own investigation of public school assignments and other matters controlled by the School Board. Buyer should contact the School Board directly for the most current public school assignments.

43. **Buyer Acknowledgment Regarding Draft Declaration**. Buyer hereby acknowledges that as of the date hereof, the Declaration is in draft form only and has not yet been recorded in the public records of Madison County. Seller, as the Declarant of the Community, has the right to modify or amend the Declaration prior to recording or, pursuant to the amendment provisions thereof, after recording. Consequently, the Declaration may be subject to amendment or modification from time to time, and such changes may impact Buyer's rights and responsibilities in the Community. Buyer is advised to obtain a copy of the final recorded Declaration on or prior to the Closing by submitting a written request to Seller or its closing agent.

44. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

45. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

46. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date
Buyer -	Buyer -
Date	Date

SELLER:

____

a ______________________

DocuSigned by:
By Teairra Harris
0C4794439E3B437...
Title: Authorized Representative
Teairra Harris

Date Signed by Seller: 5/23/2024

RIDER A
(ALABAMA)

THIS RIDER A (ALABAMA) (this "**Rider A**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the twenty-third day of May, 2024, between Arrived Holdings, Inc And or Assigns ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider A to the Agreement shall be deemed to include references to this Rider A and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Disclosure Summary**. Prior to execution of the Agreement, Seller provided a Disclosure Summary to Buyer. Such Disclosure Summary is incorporated herein by reference. BUYER SHOULD NOT EXECUTE THE AGREEMENT UNTIL BUYER HAS RECEIVED AND READ THE DISCLOSURE SUMMARY. IF THE DISCLOSURE SUMMARY HAS NOT BEEN PROVIDED TO THE PROSPECTIVE BUYER (BUYER) BEFORE EXECUTING THE AGREEMENT (CONTRACT FOR SALE).

3. **Return of Deposit**. In the event the Agreement is cancelled for any reason other than Seller's default, the Buyer shall be required to execute and return a release form provided by the Seller prior to return of the deposit.

4. **Property Tax Disclosure**. Seller provides the following notice: BUYER SHOULD NOT RELY ON THE SELLER'S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT THE BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER'S OFFICE FOR INFORMATION.

5. **Energy Rating**. Buyer hereby releases Seller from any responsibility or liability for the accuracy or level of the rating and Buyer understands and agrees that the Agreement is not contingent upon Buyer approving the rating, that the rating is solely for Buyer's own information and that Buyer will pay the total cost of the rating.

6. **Radon Gas Notice and Disclaimer**. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines may exist in Alabama. Additional information regarding radon and radon testing may be obtained from your county health department.

7. **Sinkhole and Subsurface Notice and Disclaimer**. Sinkholes, karsts, subsidence, cavities, and other subsurface anomalies are sometimes found in certain areas of Alabama. Buyer represents to Seller that Buyer has made all independent investigations into sinkholes (including, but not limited to, the availability or cost for sinkhole insurance coverage) which Buyer deems appropriate prior to entering into the Agreement. All risks associated with all natural occurrences shall be borne by Buyer from and after Closing.

8. **Megan's Law Disclosure/Database Regarding Registered Sex Offenders**. Pursuant to Alabama Code § 15-20A-1 et seq. sexual offenders must complete certain registration forms. Available at heir county sheriff's office. Information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Alabama State Law Enforcement Agency ("ALEA") at www.alea.gov This information will include, if available, the offender's name, the address at which the offender resides, offender's status, and address source information.

Prior to the purchase of a Home in the Community, Buyer may research the database to determine whether there are sex offenders in the area. Seller makes no representations, warranties, or guarantees regarding the presence or absence of registered sex offenders within the Community or in the surrounding area. Seller has no obligation or duty to investigate existing residents or buyers to determine whether they are sex offenders. Buyer is solely responsible for making his or her own investigation. For further information, please contact ALEA.

9. **Buyer Representation Regarding the Alabama Property Protection Act**. Alabama law restricts certain Purchases of Real Property by Foreign Principals from a Foreign Country of Concern. A "Foreign Country of Concern" as defined in the Alabama Property Protection Act (the "Act") includes China, Iran, North Korea and Russia, Iran. Buyer represents and warrants to Seller that Buyer has reviewed, and is familiar with the Act, and that Buyer's purchase of the Real Property does not violate, will be permitted by and is in compliance with the Act.

documentation that either Closing agent or the title insurance company is required to obtain by law, including any requirements of the U.S. Department of the Treasury. Buyer's failure to cooperate with or provide information to the Closing agent or otherwise comply with U.S. Department of the Treasury requirements shall be a default.

12. **Debit/Credit Card Deposit**. If Buyer makes the Initial Deposit using a credit or debit card ("**Card Deposit**"), Buyer will, upon Seller's request, provide the last 4-digits of the card to Seller and the title company conducting the Closing. At least one person that is a Buyer must be the cardholder. If the card deposit is a credit card deposit, it is subject to Seller's acceptance. Buyer must provide evidence to Buyer's lender no later than (10) business days prior to Closing that the credit card deposit has been paid off out of Buyer's own funds. Such evidence shall include, but is not limited to, credit card and bank statements.

13. **Further Actions**. Buyer and Seller will execute all instructions and documents required to correct any clerical errors or to effectuate the purchase and sale contemplated by this Agreement.

14. **Buyer Releases Seller from Damages Caused by Buyer Improvements and Alterations**. Before Buyer installs any post-closing improvements to or on the Homesite including, but not limited to, pools, spas, planters, sidewalks, decks, patios, patio covers, room additions, sprinklers, landscaping, and other alterations (collectively "**Buyer Improvements**"), Buyer agrees to retain all appropriate professional consultants including a licensed architect and a civil, soil or structural engineer ("**Buyer Improvement Experts**") and to design and construct the Buyer Improvements in accordance with such experts' advice and specifications as well as all local building codes and processes. The Homesite was designed and constructed to support the residence and any Homesite improvements delivered with the residence (collectively, "**Seller Delivered Improvements**"), with the expectation that Buyer will consult such Buyer Improvement Experts before designing or constructing any Buyer Improvements. Even if Buyer takes such steps, Buyer should expect that Buyer Improvements may be damaged or cause damages to the Homesite and Seller Delivered Improvements, and may cause issues such as subsidence, earth movement, foundation cracks and failure, slab/foundation tilt, deflection, erosion, improper drainage, lateral fill extension, slope creep, corrosion, spalling, efflorescence, and water intrusion which can cause major damages to the Buyer Improvements, Seller Delivered Improvements, and Homesite.

Buyer assumes all risks relating to Buyer Improvements and releases and waives all deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") against Seller and its affiliates, and the officers, directors, employees, contractors, consultants and agents of each of them ("**Released Parties**") arising from or in any way related to Buyer Improvements, including Claims for bodily injury, death, property damage, economic loss, and diminution in value including Claims that may not be anticipated at this time. To the extent such damages to the Seller Delivered Improvements or Homesite arise out of or relate to Buyer Improvements, any express warranties provided by Seller on the damaged components are void and released by Buyer unless such warranties are required by law and are not permitted to be modified or released.

15. **Counterparts**. This Rider A shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider A electronically to the other party.

16. **Conflicts**. In the event of any conflict between this Rider A and the Agreement, this Rider A shall control. In all other respects, the Agreement shall remain in full force and effect.

17. **Entire Agreement**. The Agreement, together with this Rider A and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider A or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date
Buyer -	Buyer -
Date	Date

RIDER B

THIS RIDER B (this "**Rider B**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the twenty-third day of May, 2024, between Arrived Holdings, Inc And or Assigns ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider B to the Agreement shall be deemed to include references to this Rider B and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference. In addition to those terms, the following terms shall have the meanings set forth below:

"**Closing Date Notice Period**" shall mean at least seven (7) days prior to the Closing Date.

"**Mortgage Period**" shall mean thirty (30) days from the Effective Date of the Agreement.

2. **Mortgage Period**.

2.1 Notwithstanding any provision in the Agreement to the contrary, if Buyer is applying for a loan in excess of eighty percent (80%) of the Total Purchase Price, and the Property is not being acquired as a primary residence, Buyer agrees to accept a loan equal to eighty percent (80%) of the Total Purchase Price if the institutional lender considering Buyer's loan application will not approve a loan in excess of eighty percent (80%) of the Total Purchase Price.

2.2 If Buyer provides a written disapproval of loan from Lender within the Mortgage Period, Seller shall refund the Deposit to Buyer, less the sum of One Hundred Twenty-Five Dollars ($125.00), to cover Seller's expenses related to denial of Buyer by a Lender within the Mortgage Period unless Buyer applied for a VA guaranteed loan. The parties shall be released from all liability under the Agreement upon the execution of a Cancellation and Release Agreement without any further acts by either party.

3. **Closing Costs**. BUYER UNDERSTANDS AND AGREES THAT IN ADDITION TO THE TOTAL CASH TO CLOSE (WHICH AMOUNT IS SPECIFIED IN SECTION 2 OF THE AGREEMENT AND THE PURCHASE PRICE AND PAYMENT ADDENDUM), BUYER SHALL PAY CERTAIN OTHER FEES, THE BUILDER'S FEE, AND CLOSING COSTS, IF ANY, AT CLOSING (LISTED BELOW). IN CONNECTION THEREWITH, WITHOUT LIMITATION, THE ITEMS LISTED BELOW WILL COLLECTIVELY BE REFERRED TO AS "**CLOSING COSTS**." NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, IN THE CASE OF AN FHA/VA OR FANNIE MAE LOAN, BUYER SHALL NOT PAY FOR ANY COSTS PROHIBITED BY HUD (FHA), VA OR FANNIE MAE REGULATIONS. ALL REFERENCES TO "**PRO RATA SHARES**" WILL BE DEEMED A TIME PRORATION, BASED ON THE DATE OF CLOSING, WITH BUYER PAYING AMOUNTS ACCRUED ON AND AFTER THE DATE OF CLOSING. The Closing Costs include, without limitation:

3.1 The premium for a policy of owner's title insurance, any real property transfer taxes in connection with the transfer of the Property, the cost of the documentary stamp taxes or other taxes on the Deed, and the cost to record the Deed. Should the settlement charges that VA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Seller at its sole discretion may terminate the Agreement and refund Buyer's earnest money. Should the settlement charges that FHA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Buyer may either pay the additional settlement charges or the interest rate on the loan will increase to an interest rate attainable with the settlement charges to be paid by Seller. In the event that Buyer decides to lock in the interest rate and points prior to closing, Buyer agrees to pay the difference between the market rate and the lock-in rate as of the date that the loan rate is locked.

3.2 Customary closing costs of a Buyer of a single family residence, including but not limited to items such as loan fees, loan closing costs and all other related sums, attorneys' fees, escrows for taxes and insurance, recording fees, documentary stamp taxes on the note, intangible taxes, credit reports and PMI insurance, if applicable, charged by the Lender or otherwise customary for a Buyer at Closing.

3.3 Title search updates, title examination fees and any other Closing expenses of Buyer.

3.4 All additional costs respecting the Property imposed by any governmental authority.

3.11 A pro rata share of County interim service fees, if any.

3.12 A pro rata share of waste fees.

3.13 A pro rata share of utility deposits and capacity fees (water and/or sewer) for the Property prepaid by Seller.

3.14 Any other expenses of an owner of the Property provided for or referenced in the Documents.

3.15 Amounts reflected in the Master Disclosure and Information Addendum to the Purchase and Sale Agreement, if any, attached hereto and incorporated herein.

3.16 Current expenses of the Property (for example: taxes, special assessments and current monthly assessments to one or more homeowner's associations) will be adjusted between Seller and Buyer as of the Closing date. Buyer shall reimburse Seller for any prepaid expenses of the Property such as utility deposits, insurance premiums, local interim service fees, cable fees, assessments and capital contributions made to one or more homeowners' associations, paid by Seller in advance and/or for the month in which the Closing date occurs.

3.17 If real estate taxes for the year in which the Closing date occurs are assessed in the aggregate on the real estate comprising the portion of the Community (including the Property) rather than on a homesite-by-homesite basis, Seller will pay such taxes in full when due, but Buyer will reimburse Seller at the Closing for Buyer's pro rata share of such taxes from the Closing date (if such taxes are then known) or the Property's allocable share (so prorated) of Seller's estimate of those taxes (if such taxes are not then known), subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual tax bill is known. If taxes for the year in which the Closing date occurs are assessed on a homesite-by-homesite basis but such taxes are not due on the Closing date, Buyer will be responsible for paying such tax bill in full when due but Seller will reimburse Buyer at the Closing for Seller's pro rata share of such taxes (if the taxes are then known) or Seller's estimate of those taxes (if such taxes are not then known) through the Closing date, subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual bill is known. If the Closing takes place after Seller has paid the taxes for the year in which the Closing date occurs, Buyer will reimburse Seller at the Closing for Buyer's pro rata share of those taxes from and after the Closing date.

3.18 The cost of any modifications or changes which are incurred by Seller as a result of changes in building codes, governmental rules, regulations or requirements, or the enforcement of any of the same, after the Effective Date of the Agreement, shall be paid by Buyer at the time of Closing.

4. **Additional Financing and Closing Costs Disclosures**.

4.1 Financing. Buyer and Seller agree this Purchase is ___ is not _X_ contingent upon Buyer obtaining a Loan Commitment for financing secured by the Property. As used herein the term "Loan Commitment" shall mean the written approval by a loan underwriter (not a loan broker) agreeing to provide funds necessary for Closing. Should this purchase be contingent upon such financing, Buyer will immediately, but not later than five (5) days after Seller's acceptance, make full and complete application to obtain financing. Buyer may use any lender of Buyer's choice. If this purchase is contingent on financing, Seller requires, for its own purposes, a preliminary assessment of Buyer's ability to qualify for a mortgage loan to purchase the Property. Unless waived in writing by Seller, prior to executing this Agreement, Buyer must provide Seller with a preliminary assessment from Lennar Mortgage, an affiliate of the Seller, or another qualified lender of Buyer's choice. By signing this Agreement, Buyer represents that Buyer has satisfied this express condition precedent and acknowledges that the failure to provide such preliminary assessment to Seller prior to executing this Agreement shall be considered a "material breach" and shall entitle Seller to declare Buyer in default under the applicable provisions of this Agreement. Buyer is not obligated to use Lennar Mortgage to obtain a loan to purchase the Property. If Buyer chooses to obtain financing through a lender other than Lennar Mortgage, Buyer agrees to provide Seller with the name and address and phone number of such lender, the loan officer and loan processor, all within the same five (5) day period. Buyer hereby authorizes such other lender to provide Seller with a copy of Buyer's loan application documents and all information regarding the status of the loan upon Seller's request. Buyer agrees in good faith to take all steps required for the processing of the loan application and to promptly sign all documents and do all acts required by lender. Buyer agrees that after submitting a loan application for loan approval, Buyer will not take any action intended to impair Buyer's credit. The terms and conditions of the loan are a matter of concern solely between Buyer and lender and shall not in any way affect the rights or obligations of Buyer or Seller hereunder. Should Buyer receive loan approval, but thereafter, through no fault of

4.4 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

4.5 Responsibility for obtaining the loan and for satisfying all conditions made by the Lender with regard to the loan shall rest solely with the Buyer.

5. **Site and Substitutions**. If Buyer purchases any upgrades or options that include specific manufacturers, Seller will provide Buyer with notice of any change in manufacturer and allow Buyer the option to choose from available manufacturers. Seller may substitute special order items relating to building materials, appliances, fixtures, windows or other elements specifically ordered by Buyer in writing upon consent of Buyer, which consent shall not be unreasonably withheld.

6. **Warranties**.

6.1 Buyer acknowledges that at the time of execution of the Agreement, Seller has no reason to know of any particular purpose Buyer has in purchasing the Home and items of personal property located therein other than normal residential use. Buyer understands and agrees that Seller is making only those express limited warranties set forth in the homeowner's warranty (the "**Limited Warranty**"). The Limited Warranty, incorporated herein, shall be delivered to Buyer at Closing and is available for examination at Seller's office and will, at Buyer's request, be attached as an exhibit to the Agreement. Buyer acknowledges that Buyer has had the opportunity to receive and review the Limited Warranty prior to the execution of the Agreement. TO THE EXTENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THE AGREEMENT RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL.

6.1.1 During the time that the Limited Warranty remains in effect, any implied warranties available to you under federal or state law with respect to the central air conditioning and heating system shall remain available to you. With respect to all other components of your Home, Seller gives the Limited Warranty expressly in lieu of any other warranties, expressed or implied. To the maximum extent lawful, and except for the Limited Warranty, with the exception of any implied warranties available to Buyer as to the central air conditioning and heating system during the time that the Limited Warranty remains in effect, Seller disclaims any and all implied warranties of merchantability and fitness, fitness for a particular purpose, habitability, intended use, workmanship, or construction respecting the Property, common properties of the Community, if any, and all fixtures or items of personal property sold pursuant to the Agreement, or any other real or personal property whatsoever conveyed in connection with the sale of the Property, or located within the Community whether arising from the Agreement, usage, trade, imposed by statute, course of dealing, case law or otherwise.

6.1.2 Some states do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you. The Limited Warranty is the only express warranty given by Seller. Seller disclaims any liability for incidental or consequential damages. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation may not apply to you. The Limited Warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

6.2 SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING GEOLOGICAL OR ENVIRONMENTAL MATTERS SUCH AS RADON GAS, BURIED DEBRIS (UNLESS SUCH DEBRIS WAS BURIED BY SELLER OR ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS), UNDERGROUND SPRINGS, SINKHOLES, KARSTS, SUBSIDENCE, CAVITIES, MINESHAFTS OR OTHER SUBSURFACE ANOMALIES. SELLER SPECIFICALLY EXCLUDES SUCH GEOLOGICAL AND ENVIRONMENTAL MATTERS FROM ANY WARRANTIES GIVEN UNDER THE AGREEMENT.

6.3 Normal swelling, expansion and contraction of materials and construction, and any cracks appearing as a result thereof or as a result of settlement of, in or on the Home shall not be deemed to be construction defects. Upon Closing, Seller shall deliver to Buyer all manufacturers' warranties, if any, covering the

6.4.2 Seller makes no warranty or representation regarding shifting soils, unsettled soils, unusual rocks or subsurface conditions.

6.4.3 Seller's warranty does not include defects caused by normal wear and tear, insubstantial or immaterial variances or defects, the elements, natural disasters or faulty maintenance, operation or abusive use.

6.5 No Warranties for Third Party Construction. Seller does not warrant any of the work performed in the Home or on the Homesite by third party contractors, not hired by Seller, prior to or after the Closing and shall not be liable for any defects in the work performed by third party contractors not hired by Seller, nor for any adverse impact to the Home, Homesite or Community caused thereby.

7. **Documents**. Buyer acknowledges receipt of the Document Book for the Community containing many important documents regarding the Community, including but not limited to some of the documents of record affecting the Property and the Community (collectively, the "**Documents**"). The Document Book is hereby incorporated into the Agreement by this reference. The Document Book may be amended as deemed necessary by Seller in its sole and absolute discretion. Buyer agrees to take title to the Property subject to the Documents, to abide by and be bound by all of the terms and conditions of the Documents, and any amendments thereto. The Master Disclosure and Information Addendum to Purchase and Sale Agreement attached hereto sets forth additional information respecting lien rights and homeowners association's restrictions affecting the Property. In the event that the Agreement is terminated for any reason whatsoever, Buyer shall return the Document Book to Seller in the same condition originally received (ordinary wear and tear excepted). If the Document Book is not returned upon termination of the Agreement, Seller shall be entitled to deduct $50.00 from any portion of the Deposit to be refunded to Buyer as a result of the termination, to defray Seller's costs and expenses resulting from the preparation, printing and delivery of the Document Book. Buyer understands and agrees this Section shall survive the termination of the Agreement.

8. **Selections**. Seller will provide Buyer, when available, color and/or material choices for those items for which Buyer will have a choice, if any (in Seller's sole discretion). If Buyer fails to complete and return the color and/or material selections to Seller within (i) fifteen (15) days from Buyer's execution of the Agreement if purchasing a Home that is not yet under construction, or (ii) forty-eight (48) hours from Buyer's execution of the Agreement if purchasing a Home under construction (the "**Selection Period**"), Buyer understands that all choices will be made by Seller and Buyer will have no reason to object to those choices. Colors of all items and materials not included in that checklist will be selected by Seller. If Buyer fails to make the required selections within the Selection Period, Seller shall have the option to (i) declare Buyer in default hereunder, or (ii) charge Buyer the amount of $100 per day to compensate Seller for its additional administrative costs caused by Buyer's delay. Buyer shall have no right to change the choices after the Selection Period. Any changes, options, alterations and extras requested by Buyer, after the Selection Period will be at Seller's discretion and subject to current prices and availability. Any changes after the Selection Period will bear an administrative charge of $200 for each individual change to be paid by Buyer in addition to the cost of the change before the change is made. Buyer understands and agrees that any changes, alterations or extras requested by Buyer will likely delay the completion of the Home. Administrative charges will not be credited as earnest money at Closing or refunded to Buyer under any circumstance. Dimensions of your Home may differ from those reflected in brochures, advertisements, artist's renderings and marketing floor plans. Actual dimensions may vary upon completion of the Home.

9. **Garage Location**. Seller reserves the right to orient the garage (left or right side of the Home). This decision is based on engineering, easements and utility considerations, as well as the appearance of the Community streetscape.

10. **Inspection of the Home**. BUYER SHALL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE PRIOR TO CLOSING ON A DATE AND TIME SCHEDULED BY SELLER (A "**NEW HOME ORIENTATION**," COMMONLY REFERRED TO AS A "**FIRST WALKTHROUGH**"). DURING THE FIRST WALKTHROUGH, IF ANY DEFECTIVE OR INCOMPLETE ITEMS ARE NOTED, BUYER SHALL PRESENT TO SELLER AN INSPECTION STATEMENT LISTING SUCH ITEMS AND SIGNED BY BUYER. IF ANY ITEMS NOTED ARE ACTUALLY DEFECTIVE IN WORKMANSHIP OR MATERIALS IN SELLER'S OPINION (IN ACCORDANCE WITH CONSTRUCTION STANDARDS PREVALENT FOR A SIMILAR HOME IN THE COUNTY), SELLER WILL BE OBLIGATED TO CORRECT THOSE ITEMS AT SELLER'S COST. A SECOND INSPECTION OF THE HOME WILL BE CONDUCTED PRIOR TO CLOSING ("**TOTAL LENNAR CARE**," COMMONLY REFERRED TO AS A "**SECOND WALKTHROUGH**"), AND THE SAME BUYER WHO EXAMINED THE HOME DURING THE FIRST WALKTHROUGH MUST BE PRESENT AT THE SECOND WALKTHROUGH. DURING THE SECOND WALKTHROUGH, BUYER WILL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE TO ACKNOWLEDGE THAT ITEMS LISTED ON THE INSPECTION STATEMENT PREPARED AFTER THE FIRST INSPECTION HAVE BEEN CORRECTED. ANY REMAINING

OR USE SHALL BE CONCLUSIVE EVIDENCE OF HABITABILITY. NO ESCROW OR HOLDBACK OF CLOSING FUNDS OR ANY CASH TO CLOSE SHALL BE PERMITTED. IF BUYER FAILS TO TAKE ADVANTAGE OF ANY PRE-CLOSING WALKTHROUGH INSPECTION ON THE TIME AND DATE SCHEDULED BY SELLER, BUYER SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO INSPECT THE HOME PRIOR TO CLOSING. SELLER WILL CONTACT BUYER TO SCHEDULE THE FIRST AND SECOND WALKTHROUGH INSPECTIONS. SELLER WILL INFORM BUYER OF THE DATE AND TIME EACH WALKTHROUGH INSPECTION IS TO TAKE PLACE. IN THE EVENT BUYER FAILS TO COMPLETE ANY WALKTHROUGH INSPECTION WITHIN THE TIME SCHEDULED BY SELLER, THE SAME SHALL BE TREATED AS A DEFAULT UNDER THE AGREEMENT.

11. **No Right to Enter**. Buyer acknowledges that all matters pertaining to the initial construction of the Property will be performed by Seller and Seller's representatives. Buyer acknowledges and agrees that for reasons of safety and to comply with liability and insurance requirements imposed upon Seller, neither Buyer nor any agent of Buyer shall, until after the Closing, be permitted to enter upon the Property without Seller's prior written approval and without being accompanied by Seller's representative. Any permitted personal inspections shall be made at times designated by Seller and upon written permission of Seller and shall not be allowed under any condition prior to the formal inspection described above and only with Seller's representative. Buyer agrees not to give instructions to, interfere with or interrupt any workmen at the Property. Buyer may not order any work on the Property until after the Closing, other than options, upgrades and/or extras that Seller has agreed in writing to provide. Buyer recognizes that Seller is under no obligation to agree to provide options, extras and/or upgrades. Without limiting the applicability of this Section to all obligations, representations and covenants of Buyer hereunder, Buyer specifically acknowledges that any breach by Buyer of the terms and conditions contained within this Section shall be deemed to be a "material breach" and shall entitle Seller to declare the Agreement to be in default in accordance with the provisions of the Buyer's Default Section in the Agreement. Seller's failure to promptly take any action with respect to Buyer's breach of the terms and conditions contained herein shall not be deemed a waiver of any of Seller's rights or remedies hereunder. Whenever the Agreement shall require Seller to complete or substantially complete an item of construction, unless provided specifically to the contrary herein, such item shall be deemed complete or substantially complete when so completed, in the sole and unfettered opinion of Seller. Without limiting Seller's rights contained within the Site and Substitutions Section in the Agreement, should Seller fail to provide any item of construction required to be provided or any option, extra and/or upgrade, Buyer's sole remedy therefore will be to collect an amount from Seller equal to Seller's cost for such item and for Seller's cost of installation of such item had such item been installed at the appropriate time during construction. To the extent permitted by applicable law, Seller disclaims any liability for incidental or consequential damages that may arise from a defective item.

12. **Counterparts**. This Rider B shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider B electronically to the other party.

13. **Conflicts**. In the event of any conflict between this Rider B and the Agreement, this Rider B shall control. In all other respects, the Agreement shall remain in full force and effect.

14. **Entire Agreement**. The Agreement, together with this Rider B and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider B or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date ______________
Buyer -	Buyer -
Date ______________	Date ______________

PURCHASE PRICE AND PAYMENT ADDENDUM

Buyer(s) Name: Arrived Holdings, Inc And or Assigns
Date of Agreement: 05/23/2024
Community: St. Clair Place-Cottages Lot/Block: 0122 /
Address: 315 McHenry Dr Huntsville AL 35811
Plan/Elevation: Charle II / BB Garage Orientation Preference: Left [X] Right [ ]
Phase/Section: Job #: 21136600122
Started (Y/N): Y Stage: 05
Estimated Start Date: 02/29/2024 Estimated Closing Date: 07/15/2024

*It is expressly agreed by Buyer that any estimated closing date or range is a good faith estimate, and Seller makes no promises or representations concerning the actual closing date. Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not close on or before the estimated closing date or range set forth herein.

NHC: Teairra Harris ISC:
Agreement Type: [ ] Primary [ ] Secondary [X] Investment
Select One: [X] New Agreement [ ] Transfer [ ] Revised Agreement -- Revision #:

BUYER(S) INFORMATION

Buyer #1: Arrived Holdings, Inc And or Assigns (check one): Married [ ] Single [ ]
Buyer #1 Existing Address: 1 West Mountain Street Suite 109 Fayetteville AR / US 72701
Home Phone: Office Phone: Cellular Phone: (703) 887-6608
Email: acquisitions@arrived.com

Buyer #2: (check one): Married [ ] Single [ ]
Buyer #2 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #3: (check one): Married [ ] Single [ ]
Buyer #3 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #4: (check one): Married [ ] Single [ ]
Buyer #4 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price:	$ 314,990.00
Add: Homesite Premium:	$ 17,500.00
Add: Options, Upgrades and Extras per Change Order Summary:	$ 4,025.00
Less Incentives and Other Discretionary Reductions	$ 4,025.00
Total Purchase Price:	$ 332,490.00

PAYMENTS:

Initial Deposit				Check#	_	$ 5,000.00
Additional Deposit						
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Advanced Payment for Options, Extras and/or Upgrades						
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Total Payments:						$ 5,000.00
Amount to be financed or paid by wire transfer of immediately available funds at closing (approximate)						$ 327,490.00

(Total Purchase Price less total payments does not include FHA Funding Fee, VA

WARRANTY INFORMATION

LEN 100 5/2/12
*Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] OTHER:

Lender:

Address: Phone #:

Agent Name: Fax #:

Email Address: Cellular #:

Broker Participation? [X] Yes [ ] No

Agent/Company: Susanne Flynn / Flynn Enterprises LLC
Street Address: 1057 Avery Trace Circle
City, State Zip: Hendersonville, TN 37075
Phone #: [redacted] Email Address: [redacted]
Fax #:
Sales Associate License No.: 000123999-0
Broker Tax ID#: Broker Commission: 3%
Additional Broker Bonus/Incentive:

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the twenty-third day of May, 2024 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns Buyer -
Date 5/23/2024 Date

Buyer - Buyer -
Date Date

SELLER:

a

DocuSigned by:
Teairra Harris
0C4794439E3B437...

By
Title: Authorized Representative Teairra Harris
Date Signed by Seller: 5/23/2024

ELECTION FORM ADDENDUM

THIS ELECTION FORM ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the Twenty-Third day of May, 2024 between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ________ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Affiliated Business**. Seller has given Buyer notice in the Affiliated Business Arrangement Disclosure Statement that Seller has business relationships with Lennar Mortgage, LLC, ("**Lennar Mortgage**"), Lennar Title, Inc. ("**Lennar Title**"), and Doma Title Insurance, Inc. Buyer understands and acknowledges that if Buyer elects to use Lennar Title, Lennar Title may issue title insurance through various underwriters including Doma Title Insurance, Inc. Buyer is hereby informed that Buyer is not obligated to use an affiliated business of Seller as a condition to the sale of the Property.

3. **Incentives for Use of Affiliated Business**.

3.1 By checking one of the boxes below and initialing below the selected text, Buyer hereby selects the lender and title company that Buyer will use in connection with the purchase of the Property.

3.1.1 ☐ Buyer elects to use both Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and Lennar Title.

3.1.2 ☒ Buyer intends to purchase the Property without financing, but elects to use Lennar Title as its title company.

Buyer's Initials DS [initials] __________

3.1.3 ☐ Buyer elects to use a Lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender, but elects to use Lennar Title as its title company.

3.1.4 ☐ Buyer elects to use Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender, but elects to use a title company other than Lennar Title.

3.1.5 ☐ Buyer elects to use a Lender (as provided under Section 5 of the Agreement) other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and a title company other than Lennar Title.

3.2 If Buyer uses Lennar Mortgage to finance the purchase of the Home and Lennar Title for Closing, then Seller will credit up to **$0** (the "**Incentive**"), at Closing toward Buyer's Closing costs.

3.3 If Buyer is purchasing the Home without financing and uses Lennar Title for Closing, then Seller will credit up to **$24025** ("Title Incentive" and together with the Incentive, as the "**Incentive**") at Closing toward Buyer's Closing costs.

(each, an "**Incentive**"). The Incentive shall be: (i) applied toward Buyer's Closing costs in an order determined by Seller in its sole discretion and (ii) subject to Seller contribution limits. For the exclusive purpose of this Addendum, Buyer's Closing costs shall mean those fees and expenses (i) imposed by Lennar Mortgage (or such other lender named on the Approved Lender Addendum) or by law in connection with Buyer's loan or (ii) charged by Lennar Title in connection with an owner's and/or mortgagee's title insurance policy for the Property. Buyer may change Buyer's selection at a later date (e.g., elect to use Lennar Mortgage and/or Lennar Title)

6. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
Date ____

Buyer -
Date ____

Buyer -
Date ____

SELLER:

____

a ____

DocuSigned by:
By Teairra Harris
0C4794439E3B437...

Title: Authorized Representative Teairra Harris

Date Signed by Seller: 5/23/2024

INSULATION ADDENDUM

THIS INSULATION ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the Twenty-Third day of May, 2024, between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Insulation**. Pursuant to Title 16, Chapter I, Section 460.16 of the Code of Federal Regulations, the insulation that is or will be installed where conditioned space meets unconditioned space is as follows and will, according to the manufacturer, yield the R-values stated:

Location	Type	Thickness	R-Value

If so indicated above, fiberglass (also known as glass wool) is/will be used for insulation. The U.S. Department of Health and Human Services ("**HHS**") has listed fiberglass as a substance "which may reasonably be anticipated to be a carcinogen." This listing identifies substances selected for further study because of their potential carcinogenic risk but is not an assessment by HHS that there is a causal connection between fiberglass and human cancer. The listing does not establish that fiberglass presents a risk to persons in their daily lives.

3. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...
Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:

By DocuSigned by:
Teairra Harris
0C4794439E3B437...
Title: Authorized Representative
Teairra Harris
Date Signed by Seller: 5/23/2024

INDOOR ENVIRONMENTAL QUALITY DISCLOSURE

THIS INDOOR ENVIRONMENTAL QUALITY DISCLOSURE (this "**Disclosure**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the Twenty-Third day of May, 2024, between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Disclosure to the Agreement shall be deemed to include references to this Disclosure and to any other disclosure and/or addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Indoor Environmental Contaminates**. There are many different types of indoor environmental contaminants, including, but not limited to, pet dander, dust mites and mold. Molds and other potential contaminants have been a part of our environment for millions of years. Contaminants are everywhere, indoors and outdoors. Therefore, everyone is exposed to some contaminants on a daily basis without evident harm. Due to a number of factors, including the fact that sensitivities to various types of molds and other potential contaminants vary from person to person, there are no state or federal standards concerning acceptable levels of exposure to mold. According to the Consumer Product Safety Commission and the American Lung Association, some diseases or illness have been linked with biological pollutants in the indoor environment, including some forms of mold. However, many of these conditions also have causes unrelated to the indoor environment. Therefore, it is unknown how many potential health problems relate exclusively to poor indoor air. Buyer should determine for himself/herself whether Buyer, Buyer's family members or any other individuals who will occupy or use the Home/Unit have special needs or increased risk to these conditions. Buyer should carefully monitor the conditions in the Home/Unit for mold growth and other contaminants.

When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture.

There are many ways to help control moisture in and beneath the Home/Unit. The U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association and others recommend taking measures such as those listed below to help control moisture in and beneath the Home/Unit. The following list is not meant to be all-inclusive.

o Fix leaking plumbing and any other source of unwanted water immediately.

o Maintain proper indoor humidity. Equipment that conditions the air, such as air conditioners, humidifiers and ventilation systems must be operated year round.

o Raise the temperature in areas where moisture condenses on surfaces and open doors between rooms to increase air circulation in the Home/Unit, including doors to closets.

o Have major appliances, such as furnaces, heat pumps, central air conditioners, window air conditioning units, ventilation systems and furnace attached humidifiers inspected, cleaned and serviced regularly by a qualified professional.

o Clean and dry refrigerator, air conditioner and dehumidifier drip pans and filters regularly and make sure that refrigerator and freezer doors seal properly.

o Keep water away from the foundation of the Home/Unit by maintaining required slopes, drainage and keeping plantings and sprinklers the proper distance from the Home/Unit.

o If there is a sump pump in the Home/Unit, inspect it regularly to ensure that it is properly operating.

o If there is a crawl space or structural sub-floor, inspect the ground beneath the floor on a regular basis to make sure there is no standing or excessive water. If there is standing or excessive water, seek professional assistance to remove the water. If Buyer is interested in finishing the basement, only do so after consulting an expert to determine the suitability of the basement for a finished area.

The following are suggestions that may assist Buyer in preventing and addressing mold growth in the Home/Unit.

o Mold that is not properly and adequately removed may reappear.

Proper maintenance and cleaning of the Home/Unit is the responsibility of each homeowner and will lessen the potential for water intrusion and help to control indoor environmental contaminants. Further, it is the responsibility of each homeowner to monitor their Home/Unit on a continual basis for excessive moisture, water and mold accumulation. If Buyer discovers accumulation of water or moisture in, around or under the Home/Unit, Buyer should immediately seek to control the source of the water or moisture. Failing to control the source could result in additional damage and the growth of mold. Plumbing leaks and water penetrations that are covered by the Limited Warranty, if any, during the term of the Limited Warranty must be reported to Seller immediately. If the Limited Warranty has expired or does not cover the specific problem, Buyer should not delay in having professionals address the problem. Seller will not be responsible for, and Buyer agrees to indemnify and hold harmless Indemnified Parties from and against all Claims in connection with, water-related damages, including personal injuries or property damage caused by mold, but only to extent that the damages are caused by (A) Buyer's negligence, (B) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (C) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home/Unit caused by improper construction. Buyer also agrees to waive all rights of subrogation for damages resulting from water-related damages, mold growth, any personal injuries, or any remediation resulting from (A) Buyer's negligence, (B) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (C) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Home/Unit caused by improper construction.

3. **Counterparts**. This Disclosure shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Disclosure electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Disclosure and the Agreement or any other addenda and/or riders, this Disclosure shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Disclosure and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Disclosure or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:

a

DocuSigned by:
By Teairra Harris
0C4794439E3B437...
Title: Authorized Representative
Teairra Harris
Date Signed by Seller: 5/23/2024

ADDENDUM FOR NATURAL AND MANMADE PRODUCTS

THIS ADDENDUM FOR NATURAL AND MANMADE PRODUCTS (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-third day of May, 2024, between Arrived Holdings, Inc And or Assigns(collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Natural Stone Flooring and Countertops**. Natural stones with varying colors and mineral compositions ("**Stone**") are found in quarries throughout the world. Stones including, without limitation, marble and granite, are therefore products of nature and vary in color, markings, shade, and texture. Buyer acknowledges that Stone is not uniform and that Seller can make no guarantees regarding the color, markings, shade, and texture of the Stone to be used in the Home. Buyer further acknowledges and Seller makes the following disclosures regarding the Stone to be used/installed in the Home:

2.1 Cleaning. Care should be exercised when cleaning Stone. No chemicals should be used to clean Stone other than those cleaners specifically designed to clean Stone.

2.2 Natural Inconsistencies. Stone contains natural inconsistencies which will be present in Stone flooring and/or countertops in the Home; such natural inconsistencies are normal and are not defects.

2.3 Edges and Corners. There may be changes in the patterning of Stone from one edge or corner of the flooring or countertop to another edge or corner; such changes in patterning is normal and is not a defect.

2.4 Fissures and Pits. Stone may contain fissures and pits that occur naturally and may appear as a small hole or recess; such fissures and pits are not cracks or defects.

2.5 Spots, Freckles, and Rust. Spots, freckles, and/or rust may appear in Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Stone; such spots, freckles, and rust are not defects.

2.6 Seams. Stone is almost never seamless due to the techniques employed to cut the slab of Stone in a way that preserves the maximum beauty of such Stone. Pieces of Stone must therefore be fitted together and the Stone used in the Home will not be seamless and may have visible seams, which are not defects.

2.7 Wallboard and Plaster. Stone is cut by machine to be straight. Irregularities occurring in the Home may mean that the installer has to force pieces of Stone into the wallboard or plaster during installation to compensate for the irregularities. Shims, caulking and putty may be used to fill imperfections in walls and floors in order to install Stone flooring and countertops. There may be such shims, caulking and/or putty in the Stone used in the Home, which shims, caulking and/or putty are used to enhance the installation and are not defects.

2.8 Staining. Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

2.9 Sink Cabinet. The cabinet under the sink will extend beyond the edge of the sink. This cannot be avoided as a larger sink or smaller cabinet extension would preclude natural adjustment of seams and edges of Stone countertop and may result in a deterioration of the Stone countertop.

3. **Wood Cabinets**. Buyer acknowledges that a variety of cabinet door selections may be offered in the Home. Wood doors will contain natural inconsistencies that promote the beauty of the wood door. As a tree is exposed to a variety of weather conditions during their natural development, random patterns in the tree's grain, color and species markings are created. These natural characteristics will be present in Buyer's wood cabinets and are considered normal. Additionally, these natural characteristics also vary between different types of wood and include the following potential variances: in the grain texture and amount of grain, blemishes in the individual pieces, unfinished edges (depending on the type of finish, such as white wash), and knot holes and other dark features,

4.1 Bathroom Fixtures. There may be a variation in shading between bathroom fixtures within the same room, including commodes, sinks, countertops, tubs, and towel bars.

4.2 Exterior Finish. Seller may provide an exterior decorative finish with a painted surface. The exterior decorative coating is not a waterproofing material. The proper application of paint and caulking of joints over cement based material and decorative wood components provide for the moisture resistant qualities of the exterior surface of the Home. Buyer acknowledges that repainting of the Home will likely be required at least every five years.

4.3 Ceramic Tile. Normal slab settlement may crack ceramic tile and the physical characteristics are conducive to chipping after installation by a number of different causes; subsequent chipping and cracking is unavoidable and not a warrantable item. Buyer will have the opportunity to inspect the Home prior to Closing and Seller requests that Buyer examine any tile floor closely at this time.

4.4 Wooden Laminate Cabinets. Wooden laminate cabinets are a popular selection of cabinetry in the home building industry. As the technological and manufacturing processes continue to emerge, what may appear to be a particular species of wood, (i.e., birch, oak, walnut, etc.) may in fact be a veneer over a composition product; stained and finished to resemble a specific species of wood. Buyer acknowledges that wooden laminate cabinets may be manufactured with various manmade products and/or product names used in the manufacturing process. As with other natural materials, wooden laminate cabinets will be affected by environmental factors such as natural and artificial lighting, so Buyer may see the color of such cabinets gradually change and mellow over time. Seams will be visible in the framework of all face frame cabinets, if applicable.

5. **Paver Driveway and Walk**. Pavers are an interlocking system supported by the existing earth. White mason sand is used to space the pavers and is meant to wash out in a short time. Pavers are not meant to have grout or mortar joints. Variations in the plane or levelness are expected and normal. The vast majority of elevation variances occur during the first year following installation. Buyer acknowledges that the pavers used to construct the Home's driveway and walk may be rustic, and no two paving stones are identical in color, texture or finish. Due to normal manufacturing, shipping, handling and installation, pavers may have abrasions, marks and minor staining. Normal weathering can also change the color and texture of the pavers. The most popular finish to be applied to paving stones is a clear sealer. Sealing also helps reduce effervescence, weathering, the penetration of permanent stains and normal wear and tear. The sealing of pavers is a normal maintenance function. Buyer should have a professional install any sealer. Seller recommends that Buyer not install any sealer until Buyer has occupied the Home for thirty (30) days to allow pavers to properly cure. Buyer further acknowledges that the paving stones at the models have not been sealed and have been left in their original condition.

6. **Counterparts**. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Addendum to the other party.

7. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

8. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date
Buyer -	Buyer -
Date	Date

ENERGY ADDENDUM

THIS ENERGY ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the Twenty-Third day of May, 2024, between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Energy Claims**. In the marketing of the Home/Unit, certain verbal or written statements may have been made, including but not limited to statements contained in advertising and marketing material, relating to the energy efficiency, energy consumption, energy savings or energy costs of the Home/Unit. Buyer acknowledges that any such statements were estimates only and were developed by third parties based upon the design of the Home/Unit and/or various indices. Actual Home/Unit energy savings will vary due to, among numerous other factors, construction variances, floor plan, occupancy, appliance usage, thermostat settings, weather conditions, maintenance and orientation of the Home/Unit. Seller provides no guarantee of savings that will be achieved by each homeowner.

3. **HERS Index**. Based on an analysis of the home's plans, a third party Home Energy Rater uses an energy efficiency software package to perform an energy analysis of the home's design. This analysis yields a projected, pre-construction HERS ("**Home Energy Rating System**") Index. The HERS Index is a scoring system established by the Residential Energy Services Network ("**RESNET**") in which a home built to the specifications of the HERS Reference Home (based on the 2006 International Energy Conservation Code) scores a HERS Index of 100, while a net zero energy home scores a HERS Index of 0. The lower a home's HERS Index, the more energy efficient it is in comparison to the HERS Reference Home. Each 1-point decrease in the HERS Index corresponds to an estimated 1% increase in energy efficiency compared to the HERS Reference Home. For any home with a HERS Index rating, the Buyer understands and agrees that the rating is not to be construed as a guarantee of energy savings or consumption levels. Seller makes no representations or warranties regarding the accuracy of the HERS Index.

4. **Certification Program**. In connection with the sale of the Home/Unit, Seller may have used a third party to certify that the Home/Unit was designed to certain guidelines ("**Certification Program**"). Seller makes no representations or warranties regarding any aspect of the Certification Program. Buyer acknowledges that the third party estimate is based upon analytical methods and not necessarily testing of the Home/Unit.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date ______
Buyer -	Buyer -

Affiliated Business Arrangement Disclosure Statement

BUYER: **Arrived Holdings, Inc And or Assigns**

REFERRING PARTY/SELLER:

PROPERTY: **315 McHenry Dr Huntsville AL 35811**

DATE: 5/23/2024

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation (i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC and Lennar Title, LLC; (ii) indirectly has a 20% ownership interest in Doma Title Insurance, Inc.; (iii) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (iv) indirectly has a minority ownership interest of less than 5% in Opendoor Labs, Inc. In addition, if you choose to use Lennar Insurance Agency, LLC for insurance services for your new home, Lennar Insurance Agency, LLC may outsource certain services to be performed by Blend Insurance Agency, Inc. Lennar Corporation indirectly has a minority ownership interest of less than 1% in Blend Insurance Agency, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/Estimated Range of Charges

MORTGAGE

Lennar Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges or range of charges (**not all of the charges may apply**):

Description of Settlement Service	Range of Charges
Origination Charges	
% of Loan Amount (Points)	0% - 6% (of the loan amount)
Loan Origination Fee	0% - 1.5% (of the loan amount)
Commitment Fee	$0 - $995
Courier/Messenger Fee	$0 - $25
Document Preparation Fee	$0 - $595
Processing Fee	$0 - $995
Underwriting Fee	$0 - $995
Wire Transfer Fee	$0 - $25
Appraisal Fee Paid to Appraiser	$0 - $750
Final Inspection Fee Paid to Appraiser	$0 - $425
Flood Certification Fee Paid to Outside Company	$0 - $8

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

Affiliated Business Arrangement Disclosure Statement

TITLE

Lennar Title, Inc., an Alabama corporation provides closing services and title insurance through numerous underwriters, one of which is **Doma Title Insurance, Inc.** The following are estimated charges or range of charges for the settlement services listed:

Description of Settlement Service	**Range of Charges**
Owner's Policy:	$3.50 per $1,000 for purchase price up to $100,000 $2.50 per $1,000 over $100,000 and up to $500,000 $1.75 per $1,000 over $500,000 and up to $5,000,000 Minimum Premium is $125 *Enhanced Owner's Policies are 120% of the Premium listed above*
Lender's Policy:	$2.50 per $1,000 of loan amount up to $100,000 $1.75 per $1,000 over $100,000 and up to $500,000 $1.50 per $1,000 over $500,000 and up to $10,000,000 Minimum Premium is $125 *Enhanced Lender's Policies are 120% of the charges listed above*.
Simultaneous Issue:	$125 - $475
Title Search/Recertification	$175 - $500
Closing Services	$350 - $1000
Endorsements	Included in Premium
Document Prep and Delivery Fee	$34 - $200
Survey Fee	$335
RON/Notary Fee	$100 - $350
E-Recording Fee	$3 - $7 per document
Courier Fee	$150
Closing Protection Letter (CPL)	

Lender	$25
Buyer/Borrower	$25
Seller	$50

INSURANCE

Lennar Insurance Agency, LLC (Lennar Insurance Agency) is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Lennar Insurance Agency has a contractual arrangement with **Blend Insurance Agency, Inc.**, a sub-producer, to provide certain services in connection with providing such insurance products. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	**Range of Charges - Annual Premium**
Homeowner's/Hazard Insurance	0.2% - 2.5% of purchase price amount
Flood Insurance	0.1% - 0.5% of purchase price amount

Affiliated Business Arrangement Disclosure Statement

Description of Settlement Service	Range of Charges*
Opendoor Service Charge (real estate transaction cost associated with purchase of home)	6% - 16% of home sales price

* The amount of the Opendoor Service Charge varies based on the individual property and current market conditions and does not include any upfront repair costs that may be required. There will also be other closing costs imposed by third parties related to the settlement of the sale. Contact Opendoor to obtain an offer that includes an estimate of all anticipated charges.

Acknowledgment

I/we have read this notice and understand that Seller is referring me/us to purchase the above-described settlement services and may receive a financial or other benefit as a result of this referral.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:

DocuSigned by:
Teairra Harris
0C4794439E3B437...

Authorized Agent of Seller - Teairra Harris
Date 5/23/2024

PRIVACY POLICY NOTICE AND CONSENT ADDENDUM

THIS PRIVACY POLICY NOTICE AND CONSENT ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-third day of May, 2024 between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______ of St. Clair Place Subdivision/Plat/Condominium in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, for the exclusive purpose of this Addendum, "**Lennar Affiliate(s)**" shall have the meaning set forth in the Privacy Policy Summary attached hereto as Exhibit "A" ("**Privacy Policy Summary**").

2. **Explanation**. Buyer may need a mortgage, homeowners' insurance, title insurance and/or settlement services in connection with the purchase of the Home. While Buyer is not required to use a Lennar Affiliate to purchase such services, they are available to assist with obtaining these services in connection with the purchase of the Home. This Addendum provides Buyer with the option of electing to receive marketing materials, including price quotes, for services that may be necessary in connection with the purchase of the new Home. It is entirely Buyer's choice whether to receive any such information, and there is no obligation to use any Lennar Affiliate.

3. **Acknowledgement of Privacy Policy Summary and Privacy Policy**. Buyer acknowledges that Buyer has received and reviewed Seller's Privacy Policy Summary and has been given the opportunity to review Seller's complete Privacy Policy at https://www.lennar.com/privacypolicy, or on request. Buyer hereby accepts the Privacy Policy and acknowledges that the Privacy Policy is subject to future amendment.

4. **Consent to Sharing Information with Lennar Affiliates**. Please choose the "Yes" or "No" options below to indicate whether Buyer wishes to share information with Lennar Affiliates (such as those involved in the home purchasing process, e.g., Lennar Mortgage, LLC, Lennar Title, Inc., CalAtlantic Title, LLC and Lennar Insurance Agency, LLC). If there is more than one Buyer, the choices selected on the Addendum will apply to all Buyers who have executed the Addendum.

YES	NO	
________	___x___	**Lennar Affiliate Information Sharing**: Agreeing to this option will allow the Lennar Affiliates to provide Buyer with offers and information about products and services that may be necessary in connection with the home-buying process by accessing and using Buyer's Personal Information. These services include providing the Buyer with home financing information and quotes for title insurance, closing services and homeowner's insurance.

Buyer may change the above selections (i.e., opt-out if Buyer has previously selected "YES", or opt-in, if Buyer has previously selected "NO") at any time by visiting www.lennar.com/contact/communicationpreferences and making the appropriate selections in the manner prescribed in the form, or as otherwise described in the Privacy Policy.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns	Buyer -
Date 5/23/2024	Date ______
Buyer -	Buyer -
Date ______	Date ______

SELLER:

____
a ______________________

DocuSigned by:
By: Teairra Harris
0C4794439E3B437...
Title: Authorized Representative Teairra Harris
Date Signed by Seller: 5/23/2024

EXHIBIT "A"
PRIVACY POLICY SUMMARY

This Privacy Policy Summary summarizes selected terms of the Privacy Policy of Lennar Corporation ("Privacy Policy") and its subsidiaries collectively, "Lennar," "we", "us", "our") collect, use, and disclose Personal Information about visitors to our websites, users of our mobile applications, people we meet in person or by phone, our customers and prospective customers, and others whose Personal Information (defined below) we collect and retain ("you" or "your").

THIS PRIVACY POLICY SUMMARY DOES NOT AND IS NOT INTENDED TO REPLACE, SUPPLEMENT, OR MODIFY THE FULL LENNAR PRIVACY POLICY. IT IS FOR REFERENCE PURPOSES ONLY. YOU SHOULD REVIEW THE FULL TEXT OF THE PRIVACY POLICY BY VISITING https://www.lennar.com/privacypolicy, OR BY CONTACTING US AS PROVIDED BELOW.

You consent to the terms of our Privacy Policy when you use our online services or provide your Personal Information to us after receiving this Privacy Policy Summary and an opportunity to review our complete Privacy Policy.

"Personal Information" refers to information that identifies, relates to, describes, or is reasonably capable of being associated or linked to you (such as your name, email address, government-issued identification numbers, Internet Protocol address). We collect Personal Information when you do business or otherwise interact with Lennar, when you visit our websites including www.lennar.com, and when you set up and use a myLennar online account.

"Lennar" include Lennar Corporation and all affiliated companies, including but not limited to: Lennar Homes, LLC; Village Builders, LLC; US Home, LLC, WCI Communities, LLC and their homebuilding subsidiaries; Lennar Commercial, LLC; Lennar Sales Corp.; LenX, LLC; CalAtlantic Group, Inc.; and Quarterra Multifamily Communities, LLC.

"Lennar Affiliates" includes Lennar Mortgage, LLC, Lennar Title, Inc., Lennar Title, LLC, Lennar Title Group, LLC, Doma Title Insurance, Inc. and Lennar Insurance Agency, LLC (collectively "Lennar Affiliates").

"Business Partners" are unaffiliated companies we collaborate with in the homebuilding process for lead generation and marketing purposes or offer products and services for the home buyer or Community

How We Use Personal Information. We may use your we use your Personal Information to:

o Manage our contractual relations, process your transactions, protect our business interests, and enforce our terms and conditions (https://www.lennar.com/termsandconditions).

o Establish, maintain, and service customer accounts; provide customer service; provide financing, title, insurance or other home-purchase related services through Lennar Affiliates, engage in advertising, marketing, and online analytic services.

o Process payment information for transactions with Lennar (although we will not retain your credit card information).

o Requesting feedback on the customer's experience and offering products and services in the future.

o Maintain records of our customers' needs, preferences and interests so that we may assist customers to identify properties and services.

o Manage our online services to maintain functionality, improve service, identify products and services that may be of interest, and detect and prevent malicious activity.

o Permit third-party advertisers and ad servers to deliver Lennar advertisements to you on other websites you visit. You can opt-out of this type of data collection at the links on our website.

o Comply with applicable law and legal process.

o Undertake a major business transaction subject to appropriate confidentiality protections.

Categories of Personal Information Collected and Shared. Third parties who may have access to your Personal Information include (among others): (1) Lennar Affiliates; (2) "Service Providers" that support our building and

Categories of Personal Information Collected in Past 12 Months	Sources	Disclosure and Your Opt-in or Opt-out Rights*
Contact information: name, postal address, email address, and telephone number	o Your request for information (online or offline) o Your application for home purchase, mortgage, insurance, or other transaction o Lennar Affiliates o Business Partners o Marketing research services	Lennar Affiliates as necessary to complete the transaction but with prior consent to use for customer lead generation, direct marketing or market research services. Business Partners for customer lead generation, direct marketing; market research services. You may Opt-Out.
Personal identifiers: Social Security number, government-issued identification number, and driver's license and passport number	o You, including your application for home purchase, mortgage, insurance, or other transaction information	Not shared with Third Parties
Consumer information: Credit/debit card and bank or other financial account numbers	You (as necessary to complete a transaction)	Not shared with Third Parties
Commercial information: o Credit reports, purchasing history, and public real estate and lien records **o** Lennar Affiliate transaction history, transaction contracts and closing document information.	o Credit reporting agencies o Public records o Lennar Affiliates	o Shared with Lennar Affiliates with your consent* o Not shared with Business Partners
Other financial information: income, assets, liabilities, salary and employer information.	o Your application for home purchase, mortgage, insurance, or other transaction o Lennar Affiliate	o Shared with Lennar Affiliates with your consent* o Not shared with Business Partners
Internet and other electronic network activity: o Internet protocol address, mobile device identifier o Browsing history o Interactions with our websites (such as photos and comments you post)	o Cookies and other internet tracking technologies used on our websites and myLennar account o E-mail messages	Online Services (with notice and your consent in states with applicable laws - subject to opt-out)*
Geolocation data	o Your IP address and mobile device identifier o Specific location data you provide	o Online Services (subject to opt-out)
Interested Buyer or Home-Buyer Profile: name, email and/or street address, new home and location interests and preferences; new street address, Lennar Community, gender, family members, details about your	o You o Your social media accounts if you provide access**	May be shared with Lennar Affiliates and Business Partners (subject to opt-out)

*You can restrict the automated collection of your online usage data and receipt of personalized ads by managing the preference settings on your browser or device either through "Communication Preferences" or "Cookie Preferences" hyperlinks on our website.

Other reasons for sharing personal information.
Except as otherwise provided in this Privacy Policy, we may share or disclose personal information to other third parties for the following reasons:

- To third parties to whom you or authorize us to disclose your personal information.
- To enforce our contracts and the Terms and Conditions applicable to the use of the Websites.
- To fulfill your requests including connecting with your social media accounts.
- To comply with laws or valid legal process and in response to appropriate governmental requests.
- As we deem reasonably necessary to investigate, prevent or take other appropriate action in connection with potential illegal or fraudulent activities or potential risk to the personal safety of any individual or the security of your personal information.
- As we deem reasonably necessary to in connection with a major business transaction subject to appropriate confidentiality protections.

Information Sharing with Lennar Affiliates

Under Federal law, we are permitted to share information about our own transactions and experiences with you with Lennar Affiliates. You have the right to limit our ability to share information about your creditworthiness or for marketing purposes with Lennar Affiliates.

Notice of Your Ability to Limit Sharing of Creditworthiness Information with Lennar Affiliates. Information about your creditworthiness includes, for example, your income, assets, and other liabilities that you provide to us or that we obtain from a consumer credit report. We will not share your information about your creditworthiness with Lennar Affiliates.

Notice of Your Choice to Limit Marketing by Lennar Affiliates. You may limit or opt-out of Lennar Affiliates, such as our mortgage lender or broker and insurance affiliates, from marketing their products or services to you based on Personal Information that we collect from you and share with them. The types of information we might share with Lennar Affiliates for their marketing purposes include your income, account history, and credit history. Visit https://www.lennar.com/contact/CommunicationPreferences or contacting us by e-mail at privacyinfo@lennar.com.

Opt-In / Opt-Out Procedures

In the process of purchasing a Lennar home, you may be interested in receiving information about a variety of related products and services including, but not limited to, home loan, title and homeowner's insurance, security services, and community resource such as telecommunications services and local merchants. When you provide us with your contact information, you will be asked to consent to authorize us to share your personal information with Lennar Affiliates and/or Business Associates to market services relating to the purchase of a home to you. You may change your selection at any time by visiting: https://www.lennar.com/contact/CommunicationPreferences.

(Note that you cannot opt-out of disclosures to Service Providers because they perform business services on behalf of Lennar and do not use personal information for their own commercial purposes). If you would like to restrict the automated collection of your personal information while using our websites, mobile apps, and other online services "Online Services"), see the section titled, "How We Cookies and other Tracking Technologies."

How We Use and How You Can Limit Cookies and Interest-Based Advertising

You will be provided the right to "opt-out" from sharing your Personal Information by using the "Do Not Sell or Share My Personal Information" option available on our website.

How We Use and How You Can Limit Cookies and Targeted Advertising

We use cookies and similar technologies as well allow Business Partners to serve advertisements on our website. We may engage third parties, such as Google Analytics, to collect activity and usage data. We may use third-party advertising companies to serve ads when you visit our Online Services all as provided in the Privacy Policy. You can restrict some cookies on our website at the Cookies Preference Center by visiting https://www.lennar.com/privacypolicy#how-you-can-restrict-cookies-and-targeted-advertising.

- o To know what Personal Information Lennar collected, sold, or disclosed about the consumer or the consumer's household during the last twelve (12) months; and
- o To request that Lennar delete Personal Information that Lennar has collected, subject to a range of exclusions permitted by law.

California consumers have the right to direct a business not to sell their Personal Information to others ("Right to Opt-Out"). You can exercise your Right to Opt-Out by submitting the webform: https://www.lennar.com/contact/CommunicationPreferences. You may also exercise your Right to Opt-Out by contacting us as described below. You may opt-out of sales of Personal Information and sharing of Personal Information for purposes of targeted advertising. In addition to your rights under California law, Lennar will ask for your affirmative consent (opt-in) before selling or disclosing your Personal Information to Lennar Affiliates to permit them to market their products and services to you.

In addition, to **California**, residents of **Virginia, Colorado and Connecticut**, you have the following rights:

Request to Know and Access What Personal Information We Collected about You. You can request to know and receive information about the following during the last twelve (12) months: Categories of personal information we collected, Categories of sources from which the personal information is collected, business or commercial purpose for collecting or selling personal information categories of personal information sold or exchanged for value with a third-party and categories of such third parties, categories of personal information disclosed to a third-party for a business purpose and categories of such third parties, specific pieces of personal information collected about you (except for very sensitive personally identifiable information which we will describe but not transmit).

Request to Change or Correct Your Personal Information. You can ask us to correct inaccurate information and we may consider relevant circumstances to confirm accuracy of the changes you request. You can update or correct your myLennar account information by logging into your account at the customer portal on our Sites.

Request to Delete Personal Information. In considering a request to delete personal information we will take into account our business reasons for keeping that information and the statutory standards and exclusions that apply to deletion requests. We will not delete personal information if it is necessary to complete a transaction, is reasonably used for an ongoing business relationship, is retained for legal purposes or is used in a lawful manner that is compatible with the context in which you provided the information.

Request to Opt-Out from Selling or Sharing Personal Information. You can direct us not to sell your personal information to others.

Request to Opt-Out of Sharing Personal Information for Targeted Advertising. We may use targeted online advertising in which ads are presented to you are based on data about your online activities collected by ad networks or social media. You can "opt-out" of having your personal information collected on our Sites used for targeted advertising.

How to Submit and How We Verify a Request. You may submit a Consumer Request using any of the ways explained in "Contact Us" section.

Please note that for us to verify certain requests we may need to verify your identity by confirming information we have on file for you, including email address, phone number, full name, address and other personal information. If you make a request on behalf of someone else, we will need to verify your authority to make that request. We reserve the right to deny a consumer request if the identity or authority of the requesting party cannot be confirmed.

If we cannot comply with all or part of your request, we will explain the reasons why. For data portability requests, we will select a format to provide your personal information that is readily useable and should allow you to transmit the information readily from one entity to another entity. We do not charge a fee to process or respond to your verifiable consumer request unless it is excessive, repetitive, or manifestly unfounded. If we determine that the request warrants a fee, we will tell you why we made that decision and provide you with a cost estimate before completing your request. We will not discriminate against you if you make a request about your personal information.

Contact us with your questions about this Privacy Policy or our privacy practices or to change opt-in or opt-out preferences:

By email: [redacted]
By phone:

HARDIE BOARD SIDING DISCLOSURE, ACKNOWLEDGMENT AND AGREEMENT

THIS HARDIE BOARD SIDING DISCLOSURE, ACKNOWLEDGMENT AND AGREEMENT ("**Acknowledgment**") is delivered in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-third day of May, 2024, between Arrived Holdings, Inc And or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0122 of Block ______, of St. Clair Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Acknowledgment to the Agreement shall be deemed to include this Acknowledgment and to any other disclosure and/or addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Hardie Board Siding**. Buyer understands and agrees that the exterior of the Home is improved with HZ10® HardieShingle® siding, HZ10® Hardie Plank® lap siding, Cemplank® siding, or a combination thereof (collectively, "**Hardie Board**").

3. **Buyer is Solely Responsible for Hardie Board Siding Maintenance**. Upon conveyance and recording of the Deed to the Property, the Buyer agrees to be solely responsible for the proper maintenance and cleaning of the exterior walls of his or her Home which are improved with Hardie Board.

3.1. Buyer acknowledges and agrees that while Hardie Board is durable in nature, it requires ongoing maintenance and cleaning. According to manufacturer specifications, the Buyer must wash down the exterior surfaces of the Hardie Board every six (6) to twelve (12) months with a garden hose or low pressure water spray to remove dirt and debris. FURTHER, THE MANUFACTURER DOES NOT RECOMMEND HIGH PRESSURE WATER BLASTING, SAND BLASTING AND ACID WASHING WHICH CAN DAMAGE THE HARDIE BOARD. If a pressure washer is used, care must be taken to ensure that the water stream does not damage its surface. When the original caulking begins to show signs of wear, it is the Buyer's sole obligation to re-apply caulk, using caulks and sealants that remain "permanently flexible" and as recommended by the Hardie Board manufacturer. In addition, the Buyer should clean out gutters, blocked pipes, and overflows, and also keep vegetation such as shrubs, bushes, and small trees trimmed back and away from the Home and the Hardie Board.

3.2. The Hardie Board manufacturer has specific restrictions regarding re-painting the Hardie Board. Buyer acknowledges that repainting the Hardie Board before the manufacturer's limited warranty expires may void the warranty. If re-painting is desired please refer to the manufacturer's Technical Bulletin S-100 located on http://www.jameshardie.com/.

3.3. Buyer acknowledges that 3.1 and 3.2 above, is only a partial summary of The HardieZone® System: HZ10® Care and Maintenance Guide ("**Guide**"), issued by the manufacturer. Additional recommendations for cleaning and maintaining the Hardie Board installed on the exterior of Buyer's Home may be obtained at http://www.jameshardie.com/. Buyer understands that the Guide may be subject to change and it is the Buyer's responsibility to refer to the aforementioned website from time to time for the most current manufacturer's care and maintenance guidelines and such current guidelines are the prevailing standards to follow.

4. **Limited Warranty. Manufacturer's Warranty**. BUYER ACKNOWLEDGES AND AGREES THAT: (A) SELLER MAKES ONLY THOSE EXPRESS WARRANTIES SET FORTH IN THE LENNAR 1 YEAR LIMITED WARRANTY (THE "**LIMITED WARRANTY**") FOR THE HOME AS IT EXISTS ON THE DATE OF CLOSING; AND (B) THE LIMITED WARRANTY EXCLUDES THE LACK OF MAINTENANCE AND ALL IMPROVEMENTS, ADDITIONS OR MODIFICATIONS MADE TO THE HARDIE BOARD (1) OUTSIDE OF THE SCOPE OF THE LIMITED WARRANTY, (2) CONTRARY TO THE MANUFACTURER'S PUBLISHED CARE AND MAINTENANCE GUIDE, AS AMENDED FROM TIME TO TIME AND (3) SUBSEQUENT TO CLOSING. EXCEPT FOR THE LIMITED WARRANTY AND TO THE MAXIMUM EXTENT LAWFUL, SELLER DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY, INTENDED USE OR WORKMANSHIP RESPECTING THE HARDIE BOARD. FURTHER, FOLLOWING THE EXPIRATION OF THE LIMITED WARRANTY, SELLER SHALL HAVE NO OBLIGATIONS HEREUNDER, PROVIDED HOWEVER THAT ANY AND ALL MANUFACTURERS' WARRANTIES WILL, TO THE EXTENT ALLOWABLE, BE PASSED THROUGH TO BUYER AT CLOSING, AND ALL ITEMS

6. **Conflicts**. In the event of any conflict between this Acknowledgment and the Agreement or any other addenda and/or riders, this Acknowledgment shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Acknowledgment and any other addenda and/or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Acknowledgment or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

DocuSigned by:
Arrived Holdings, Inc And or Assigns
B7CA5A0797584F4...

Buyer - Arrived Holdings, Inc And or Assigns
Date 5/23/2024

Buyer -
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Buyer -
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Buyer -
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SELLER:

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a ______________

DocuSigned by:
By Teairra Harris
0C4794439E3B437...
Title: Authorized Representative
Teairra Harris
Date Signed by Seller: 5/23/2024